UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Briggs & Stratton Corporation

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BRIGGS & STRATTON CORPORATION

12301 WEST WIRTH STREET

WAUWATOSA, WISCONSIN 53222

Notice of Annual Meeting of Shareholders

The Annual Meeting of Shareholders of BRIGGS & STRATTON CORPORATION, a Wisconsin corporation, will be held at the Westchester Country Club, 99 Biltmore Avenue, Rye, NY 10580, on Wednesday, October 15, 2014, at 8:30 a.m. Eastern Daylight Time, for the following purposes:

(1)	To elect three directors to serve for three-year terms expiring in 2017;

(2)	To ratify the selection of Deloitte & Touche LLP as the company’s independent auditors;

(3)	To hold an advisory vote to approve executive compensation;

(4)	To approve the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan; and

(5)	To take action on any other matters brought before the meeting appropriate for consideration by the shareholders of a Wisconsin corporation at an annual meeting.

By order of the Board of Directors.

Wauwatosa, Wisconsin

September 5, 2014

ROBERT F. HEATH, Secretary

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be held on October 15, 2014. The Notice of Annual Meeting, Proxy Statement and Annual Report are available at www.proxyvote.com and www.basco.com/proxy.

This year we have again elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their shareholders on the Internet. We believe this allows us to provide our shareholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our Annual Meeting. Please review the instructions with respect to each of your voting options as described in the Proxy Statement and the Notice.

Your vote is important to ensure that a majority of the stock is represented. You may vote using the Internet or by telephone. If you received a paper copy of the proxy card by mail, you may also vote by signing, dating and mailing the proxy card in the envelope provided.

Proxy Statement

* * * * *

GENERAL INFORMATION

This proxy statement relates to the solicitation of proxies by the Board of Directors of Briggs & Stratton Corporation (“Briggs & Stratton” or the “company”) to be used at the Annual Meeting of Shareholders and any adjournments. The meeting will be held on October 15, 2014 at the Westchester Country Club, 99 Biltmore Avenue, Rye, New York 10580. Briggs & Stratton’s principal executive offices are located at 12301 West Wirth Street, Wauwatosa, Wisconsin 53222.

On September 5, 2014, we mailed to shareholders of record this proxy statement or a notice containing instructions on how to access our proxy statement and annual report on the Internet and on how to vote online. That notice also contains instructions on how you can receive a paper copy of the proxy statement and annual report via the United States mail or an electronic copy via e-mail if you prefer either of those alternatives.

Who can vote?

Shareholders of record at the close of business on August 15, 2014 are entitled to notice of and to vote at the meeting. On August 15, 2014, Briggs & Stratton had outstanding 45,660,047 shares of $.01 par value common stock entitled to one vote per share.

Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations of the U.S. Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials, including this proxy statement and the annual report, by providing access to such documents on the Internet. Shareholders will not receive printed copies of the proxy materials unless they request them. Instead, a Notice of Internet Availability was mailed to our shareholders which provides instructions as to how you may access and review all of the proxy materials on the Internet. The notice also instructs you how to submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the notice for requesting such materials.

How do I vote?

You may vote in person or by properly appointed proxy. You may cast your vote by returning a signed and dated proxy card, or by voting electronically. You have the option to vote by proxy via the Internet or toll-free touch-tone telephone.

Instructions to vote electronically are listed on your notice, proxy card or on the information forwarded by your bank or broker. These procedures are designed to authenticate your identity as a shareholder and to allow you to confirm that your instructions have been properly recorded. If you vote over the Internet, you may incur costs that you will be responsible for such as telephone and Internet access charges. The Internet and telephone voting facilities will close at 11:59 p.m. Eastern Daylight Time on October 14, 2014.

You may revoke your proxy by voting in person at the meeting, by written notice to the Secretary, or by executing and delivering a later-dated proxy via the Internet, or by telephone or by mail, prior to the closing of the polls. Attendance at the meeting does not in itself constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given, the proxies will be voted as the Board of Directors recommends.

How are votes counted?

A majority of the votes entitled to be cast on each matter, represented either in person or by proxy, will constitute a quorum with respect to the matter.

If a quorum exists, the affirmative vote of a majority of the votes represented in person or proxy at the meeting is required for the election of directors, to ratify the selection of independent auditors, and to approve the advisory vote on executive compensation and the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan. A vote withheld from the election of directors or an abstention with respect to the other proposals will count toward the quorum requirement and will have the effect of a vote against the matter being voted on.

Broker non-votes will be disregarded for purposes of determining the number of votes cast and will have no effect on the outcome of the vote. Brokers and other nominees do not have discretionary authority to vote shares in the election of directors or concerning executive compensation matters (including the vote to approve the 2014 Omnibus Incentive Plan) without instructions from the beneficial owner of the shares. Brokers do have discretionary authority to vote shares on the ratification of the appointment of the independent auditors without instructions from the beneficial owner.

Who pays for this proxy solicitation?

Briggs & Stratton pays for the cost of solicitation of proxies. Solicitation is made primarily by mail. Some solicitation may be made by regular Briggs & Stratton employees, without additional compensation, by telephone, facsimile, or other means of communication, or in person. In addition, Briggs & Stratton has retained Alliance Advisors, LLC to assist in its proxy solicitation efforts, at a fee anticipated not to exceed $3,500 plus reasonable out-of-pocket expenses.

What if other matters come up at the annual meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

I. SHAREHOLDER VOTES

ITEM 1: ELECTION OF DIRECTORS

The Board of Directors of Briggs & Stratton is divided into three classes. The term of office of each class ends in successive years. Three directors are to be elected to serve for a term of three years expiring in 2017. Five directors will continue to serve for terms that expire in 2015 or 2016. All directors are elected subject to the Bylaw restriction that they may not serve beyond the annual meeting following attainment of age 72.

The Nominating & Governance Committee seeks director nominees who are diverse with respect to their backgrounds, knowledge, experience, expertise, perspectives, age, gender and ethnicity. When selecting director candidates and nominees, the Committee determines the mix of experience, qualifications, attributes and skills desired for the entire Board, reviews how current directors satisfy such criteria, determines the experience, qualifications, attributes and skills which will best complement current directors, and uses those criteria to identify director candidates and select nominees.

The Nominating & Governance Committee has identified 11 desired criteria with respect to the experience, qualifications, attributes and skills of directors and director nominees. These criteria, which the Committee may modify from time to time to accommodate the evolving nature of the company’s business and external environment, are CEO experience, financial expertise, international experience, operations experience, executive compensation expertise, regulatory expertise, retail experience, marketing experience, diversity with respect to age, gender and ethnicity, strategy development experience, and experience or expertise with respect to organizational or human resource matters. Additional information about the Committee’s director selection criteria and procedures is contained in the Corporate Governance section of this proxy statement.

The Committee has recommended the nomination of Keith R. McLoughlin, Henrik C. Slipsager and Brian C. Walker for re-election in the Class of 2017. In addition, on the recommendation of the Nominating & Governance Committee, the Board of Directors elected Frank M. Jaehnert as a director in the Class of 2015 effective January 22, 2014. Mr. Jaehnert was identified as a potential new Board member by Todd J. Teske, the company’s Chairman, President & Chief Executive Officer.

The proxies received in response to this solicitation will be voted for the election of the nominees named below. Each nominee’s and continuing director’s experience, qualifications, attributes and skills that qualify him or her to serve on the Board are stated below. If any nominee is unable to serve, the proxies may be voted for a substitute nominee selected by the Board of Directors.

GENERAL INFORMATION ABOUT THE NOMINEES

Year First
Became a
Name, Age, Principal Occupation and Directorships for At Least Past Five Years	Director
Nominees for Election at the Annual Meeting (Class of 2017):

KEITH R. McLOUGHLIN, 58 (3) (5)

President and Chief Executive Officer of AB Electrolux, a manufacturer of major home appliances. Chief Operations Officer Major Appliances 2009-2010. President, Electrolux Home Products North America and Latin America 2004-2009.

Mr. McLoughlin is a sitting CEO and has experience and expertise in international business, operations, selling to large retail stores, marketing, strategy development, and organizational and human resource matters. He is chief executive officer of a large international business that manufactures home appliances. His prior work experience includes general management responsibilities in an international consumer goods company. Mr. McLoughlin’s experience as head of an original equipment manufacturing business and managing consumer goods in international markets enables him to provide useful insights to other directors and management on issues concerning sales, marketing and operations. He received a B.S. in Engineering from the United States Military Academy and attended a training program for directors of public companies titled “Corporate Governance Essentials for Directors” sponsored by the Wharton School of the University of Pennsylvania.

2007

HENRIK C. SLIPSAGER, 59 (1) (5)

President and Chief Executive Officer of ABM Industries, Inc., a leading provider of integrated facility solutions. Director of ABM Industries, Inc.

Mr. Slipsager is a sitting CEO and has experience and expertise in finance, international business, executive compensation, regulatory matters, strategy development, and organizational and human resource matters. He has been CEO of a public company for 14 years. Mr. Slipsager also serves as a director of that company and previously served as chief financial officer of another company. Mr. Slipsager’s experience in making strategic acquisitions and managing a diversified business and a finance organization enables him to provide valuable perspectives regarding strategy and operations. Mr. Slipsager received an M.B.A. degree (equivalent) from the Business School of Copenhagen and has been designated as an audit committee financial expert by our Board of Directors.

2012

Footnotes (1), (2), (3), (4) and (5) are on page 12.

Year First
Became a
Name, Age, Principal Occupation and Directorships for At Least Past Five Years	Director

BRIAN C. WALKER, 52 (2) (3) (4)

President and Chief Executive Officer of Herman Miller, Inc., a global provider of office furniture and services. Director of Herman Miller, Inc.

Mr. Walker is a sitting CEO and has experience and expertise in finance, international business, executive compensation, strategy development, and organizational and human resource matters. He has been CEO of a public company for 10 years, which is an international original equipment manufacturer that, like Briggs & Stratton, employs EVA principles in its incentive compensation plans. Mr. Walker also serves as a director of that company, previously served as its chief operating officer and chief financial officer, and is a member of the Detroit Board of Directors of the Federal Reserve Bank of Chicago. He has been a certified public accountant, and received a B.S. in Accounting from Michigan State University. Mr. Walker’s experience enables him to make valuable contributions to Board discussions concerning the company’s strategy and operations, and his education, expertise and experience in accounting and compensation matters enhance his participation as Chairman of the Compensation Committee and a member of the Finance and Executive Committees.

2002

Footnotes (1), (2), (3), (4) and (5) are on page 12.

The Board recommends a vote FOR each nominee.

ITEM 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected the public accounting firm of Deloitte & Touche LLP as the company’s independent auditors for the current fiscal year ending June 28, 2015. The Committee has directed that management submit the selection of independent auditors for ratification by the shareholders at the annual meeting.

Shareholder ratification of the selection of Deloitte & Touche LLP as the company’s independent auditors is not required by the Bylaws or otherwise. However, the Committee and Board are submitting the selection of Deloitte & Touche LLP for ratification because they value the shareholders’ views on the company’s independent auditors. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the company and its shareholders.

A representative of Deloitte & Touche LLP will be present at the October 2014 annual meeting. The representative will have the opportunity to make a statement and respond to appropriate questions.

The Audit Committee and Board recommend a vote FOR this proposal.

ITEM 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

As required by SEC rules, we are asking shareholders to approve, on an advisory, non-binding basis, the 2014 compensation awarded to the company’s named executive officers as described in the Executive Compensation section of this proxy statement. The company currently holds advisory votes to approve executive compensation annually.

Our executive compensation program is designed to attract, reward and retain talented executives to lead our company in a highly competitive market, while maximizing shareholder returns. We believe that our compensation program, which ties a significant portion of pay to performance, provides competitive compensation to our executives and utilizes components that align the interests of our executives with shareholders. We believe this approach helps make our management team a key driver in the company’s market leadership and financial performance.

Shareholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, beginning on page 19, as well as the Summary Compensation Table and related compensation tables and narratives, which discuss in detail how our compensation policies and procedures operate and are designed to meet our compensation objectives and support achievement of our business goals.

We ask our shareholders to approve the following resolution at the annual meeting:

RESOLVED, that the shareholders approve, on an advisory basis, the compensation awarded to our named executive officers, as disclosed pursuant to SEC rules, including the Compensation Discussion and Analysis, the compensation tables and related materials included in this proxy statement.

While this vote is advisory and non-binding on the company, the Compensation Committee and Board of Directors will review the voting results and consider shareholder concerns in their continuing evaluation of the company’s compensation program.

The Compensation Committee and Board recommend a vote FOR this proposal.

ITEM 4: APPROVAL OF THE BRIGGS & STRATTON CORPORATION

2014 OMNIBUS INCENTIVE PLAN

Introduction

We are asking shareholders to approve the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan (“2014 Plan”), which constitutes a complete amendment and restatement of the company’s Incentive Compensation Plan, as most recently approved by shareholders on October 21, 2009 and amended by the Board of Directors (“Board”) on April 21, 2010 (“Existing Plan”). The 2014 Plan share reserve will include any shares of common stock available for issuance under the Existing Plan as of the date of the Annual Meeting, as well as an additional 3,760,000 shares being reserved for issuance at this time.

On August 13, 2014, the Compensation Committee of the Board recommended and the Board approved the 2014 Plan, subject to approval by shareholders at the Annual Meeting. A summary of the 2014 Plan is attached as Exhibit A and a copy of the 2014 Plan is attached as Exhibit B to this proxy statement, which are incorporated herein by reference. If the shareholders approve the 2014 Plan, the 2014 Plan will be a complete amendment and restatement of the Existing Plan. The August 2014 performance share awards described in Exhibit A are subject to shareholder approval of the 2014 Plan.

In setting the proposed additional number of shares reserved and issuable under the 2014 Plan, the Compensation Committee and the Board considered a number of factors. These factors included:

•	The Company’s three-year average burn rate. Our three-year average burn rate was 1.99% for fiscal 2012 through 2014 and our one-year burn rate was 2.02% for fiscal 2014. We define burn rate as the total number of full value shares (i.e., awards other than stock options and stock appreciation rights (“SARs”) multiplied by a factor of 2.5) and stock options granted to participants in a single year expressed as a percent of the fully diluted weighted average shares outstanding. Our three-year average burn rate is lower than the industry threshold of 3.20% established by the proxy advisory firm Institutional Shareholder Services. We believe our historical burn rate is reasonable for a company of our size in our industry.

•	Duration that shares available for issuance under the 2014 Plan and remaining under the Existing Plan are expected to last. We expect few shares, if any, will remain available for issuance under the Existing Plan as of the date of the Annual Meeting. Therefore, based solely on the requested additional shares to be reserved under the 2014 Plan and on our three-year average burn rate, we expect that the share reserve will cover equity awards granted by us to eligible employees and nonemployee directors for approximately three years. The type of equity awards that we may grant are described in Exhibit A of this proxy statement.

•	Expected dilution. As of June 29, 2014, our existing dilution as it relates to the Existing Plan was 10.96%. We define existing dilution as the sum of the total number of unvested full value shares (i.e., awards other than stock options and SARs) and outstanding stock options plus shares of common stock available for future grants expressed as a percentage of the fully diluted shares outstanding. Our total dilution as of the same date would increase by 5.21 percentage points to 16.17% assuming that the additional 3,760,000 shares would be granted in accordance with our recent historical mix of equity grants (i.e., 56% as stock options and 44% as full value awards based on the annualized number of shares subject to stock option awards and full value awards granted over the past three fiscal years). Our actual total dilution may differ if our future equity mix differs from our historical equity mix. We believe that the expected potential dilution that will result from the 2014 Plan is reasonable for a company of our size in our industry.

The 2014 Plan will only become effective upon shareholder approval. Except for the August 2014 performance share unit awards described in Exhibit A that are subject to shareholder approval of the 2014 Plan, any awards granted prior to such shareholder approval will be subject to the terms and conditions of the Existing Plan, including the applicable share reserve. See Equity Compensation Plan Information on page 43 of this proxy statement for information as of June 29, 2014. If the 2014 Plan is approved by shareholders, any shares issued after the date of such approval will be counted against the 2014 Plan share reserve, whether such awards were granted before or after the approval.

We are asking shareholders to approve the 2014 Plan because the share reserve under the Existing Plan will not be sufficient to meet our future equity compensation needs based on our historical equity grant practices. In addition, we are requesting shareholder approval so that certain benefits under the 2014 Plan may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the “Code”). If shareholders do not approve the 2014 Plan, we will be unable to issue shares to our executive officers, key employees and nonemployee directors once the share reserve is exhausted under the Existing Plan. As a result, the company would need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified talent.

Shareholder approval of the 2014 Plan will allow us to continue to grant equity awards (as well as cash incentive awards) to our executive officers, employees, nonemployee directors and other service providers. We believe that a comprehensive incentive compensation program serves as a necessary and significant tool to attract and retain key employees, encourage participants to contribute materially to the growth of the company and align the interests of our participants with those of our shareholders.

Principal Features of the 2014 Plan

A broad range of equity vehicles. The 2014 Plan provides for a variety of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance share units, performance units and other stock-based and cash-based awards. We believe that the breadth of awards available under the 2014 Plan will provide the Compensation Committee the flexibility to structure appropriate incentives and respond to market-competitive changes in compensation practices.

A fixed reserve of shares of our common stock. The 2014 Plan does not contain an evergreen provision providing for an automatic allotment of equity compensation each year.

Conservative share-counting provisions. For purposes of determining the number of shares of common stock remaining available for issuance under the 2014 Plan:

•	We may not add back shares of common stock repurchased on the open market with proceeds from the exercise of a stock option, tendered to pay the exercise price of a stock option or grant price, if applicable, of an SAR, withheld for payment of withholding taxes that arise due to the exercise of a stock option or stock appreciation right or settlement, vesting or payment of any other award, or not issued upon the exercise of a stock-settled SAR or stock option.

•	We use “fungible share counting,” that is, for each share of common stock issued in connection with an award, other than a stock option or SAR, we will reduce the number of shares of common stock available for future issuance by 2.90 shares, and for each share of common stock issued in connection with a stock option or stock-settled SAR, we will reduce the number of shares of common stock available for future issuance by one share.

Limits on awards. The 2014 Plan includes limits on the number of shares of common stock and the value of any cash-based award that may be granted or paid to any participant in any calendar year.

Limits on dividends and dividend equivalents. The 2014 Plan:

•	Prohibits the issuance of dividends and dividend equivalents on stock options and SARs.

•	Prohibits the current payment of dividends or dividend equivalents on any awards subject to performance-based vesting criteria until all applicable performance objectives have been achieved.

Limited terms. The 2014 Plan:

•	Sets ten (10) years as the maximum term for stock options and stock appreciation rights.

•	Will terminate ten (10) years from the date the 2014 Plan is approved by the company’s shareholders.

No stock option repricing. The 2014 Plan prohibits the repricing of stock options and SARs without prior shareholder approval.

Limits on accelerated vesting. The vesting period of any award under the 2014 Plan may not be waived or accelerated except in the case of death, disability, retirement or a change in control, or if performance goals have been achieved.

No discounted stock options or SARs. The 2014 Plan requires the option price of stock options and the grant price of SARs to be not less than the fair market value of a share of common stock on the date of grant.

Compensation recoupment policy. The Compensation Committee may make any participant, grant or award (including any shares subject to a grant) subject to any company policy providing for recovery, recoupment, clawback and/or other forfeiture.

Performance criteria. The 2014 Plan includes a series of performance criteria that the Compensation Committee may use in establishing specific performance targets to be attained as a condition to the vesting or payment of an award (other than a stock option or SAR) so as to qualify the compensation attributable to such awards as performance-based compensation for purposes of Section 162(m) of the Code. This statutory provision generally disallows an income tax deduction to publicly held companies for compensation paid to certain executive officers that exceeds $1 million, unless that compensation is tied to the attainment of performance goals established by an independent compensation committee under a shareholder-approved plan. Shareholder approval of the 2014 Plan will also be considered approval of the material terms of the performance criteria under the 2014 Plan. The Compensation Committee will retain discretion to determine the structure of all awards made pursuant the 2014 Plan, including whether such awards are intended to comply with the applicable requirements for performance-based compensation under Section 162(m) of the Code.

The Compensation Committee and Board recommend a vote FOR approval of the 2014 Plan.

II. CORPORATE GOVERNANCE

GENERAL INFORMATION ABOUT INCUMBENT DIRECTORS

Year First
Became a
Name, Age, Principal Occupation and Directorships for At Least Past Five Years	Director
Incumbent Directors (Class of 2015):

JAMES E. HUMPHREY, 68 (2) (5)

Retired Chairman of Andersen Corporation, a window and door manufacturer. Chairman and Chief Executive Officer 2009-2011. Chairman, President and Chief Executive Officer 2008-2009.

Mr. Humphrey was the chairman and past CEO of a large privately-owned business with manufacturing, distribution and sales locations throughout the United States and Canada. Before joining Andersen in 1999, he held various sales and marketing positions in Armstrong World Industries, Inc. and served as President of its Floor Products America Division from 1996 to 1999. He received a B.S. degree from Millikin University. Mr. Humphrey has expertise and experience in sales and marketing, retail businesses, distribution, executive compensation, and organizational and human resource matters.

2010

FRANK M. JAEHNERT, 56 (1) (4)

Retired Director, Chief Executive Officer and President of Brady Corporation, a leading provider of high performance labels and signs, safety devices, printing systems and software. Chief Executive Officer and President 2003-2013. Director of Nordson Corporation.

Mr. Jaehnert has been the CEO and president of a global manufacturing business. He also served as chief financial officer of that business. His prior work experience includes various financial positions in Germany and the United States for Robert Bosch GmbH, an international manufacturer of automotive, communications, industrial and consumer products. Mr. Jaehnert received the equivalent of a master of business administration degree from the University of Stuttgart, Germany, and has been designated as an audit committee financial expert by our Board of Directors. Mr. Jaehnert’s experience as head of a diversified international business and his expertise in finance and operations enable him to make significant contributions to discussions regarding the company’s strategy and the activities of the Audit and Finance Committees.

2014

Footnotes (1), (2), (3), (4) and (5) are on page 12.

Year First
Became a
Name, Age, Principal Occupation and Directorships for At Least Past Five Years	Director

CHARLES I. STORY, 60 (2) (3) (4)

President of ECS Group, Inc., an executive development company. President and Chief Executive Officer, INROADS, Inc. 1993-2005. Advisory Director of Regions Bank.

Mr. Story is a former CEO and has experience and expertise in operations, marketing, strategy development, and organizational and human resource matters. He is president of an executive development firm that advises numerous companies, including those in diversified manufacturing, consumer products, banking, insurance, construction, hospitality and healthcare, and previously served as CEO of a human resource consulting firm for 12 years. Mr. Story has been the lead director of a public company, a director of two companies in addition to Briggs & Stratton, and a member of the audit and executive committees of another public company. He has been designated as an audit committee financial expert by our Board of Directors. Mr. Story is the former CEO of INROADS. He is Chairman of the Finance Committee and a member of the Compensation and Executive Committees. He received a B.A. degree in Psychology and Management from Fisk University and a Masters in Public Administration from the University of Tennessee and Tennessee State University (Joint Program).

1994

Footnotes (1), (2), (3), (4) and (5) are on page 12.

Year First
Became a
Name, Age, Principal Occupation and Directorships for At Least Past Five Years	Director
Incumbent Directors (Class of 2016):

PATRICIA L. KAMPLING, 55 (1) (3) (4)

Chairman, President and Chief Executive Officer of Alliant Energy Corporation, a regulated investor-owned public utility holding company. Previously President and Chief Operating Officer 2011-2012. Executive Vice President and Chief Financial Officer 2010-2011. Vice President, Chief Financial Officer and Treasurer 2009.

Ms. Kampling is a sitting CEO and has expertise in finance, international business, executive compensation, operations, regulatory matters and strategy development. She also serves on the Board for the American Transmission Company, the first multi-state, transmission only utility in the United States. Ms. Kampling has been designated as an audit committee financial expert by our Board of Directors. She is a Registered Professional Engineer, has a B.A. in Economics and a B.S. in Engineering, and received her M.B.A. in Finance from the University of Chicago. Ms. Kampling’s experience in finance is valuable as a member of the Audit and Finance Committees.

2011

TODD J. TESKE, 49 (3)

Chairman, President and Chief Executive Officer of Briggs & Stratton. President and Chief Executive Officer 2009-2010. President and Chief Operating Officer 2008-2009. Executive Vice President and Chief Operating Officer 2005-2008. Director of Badger Meter, Inc. and Lennox International Inc.

Mr. Teske is a sitting CEO and has experience and expertise in finance, international business, operations, strategy development, and organizational and human resource matters. He is chairman, president and CEO of the company. Before becoming CEO in January 2010, he served as the company’s president and chief operating officer, president of its power products business, head of corporate development and controller. He is a director of two other public companies. His memberships on the Board and the Executive Committee help ensure the Board is linked to the company’s management and operations. Mr. Teske is a certified public accountant who worked at a public accounting firm before joining the company. He received a Master of Management degree from the Kellogg Graduate School of Management at Northwestern University.

2009

Committee Memberships:	(1) Audit, (2) Compensation, (3) Executive, (4) Finance, (5) Nominating & Governance.

OTHER CORPORATE GOVERNANCE MATTERS

The Board of Directors is responsible for overseeing the affairs of the company for the benefit of shareholders. The Board has approved charters for the Audit, Compensation, Finance and Nominating & Governance Committees that are reviewed annually by each committee, corporate governance guidelines, a code of business conduct and ethics applicable to all directors, officers and employees, standards for determining the independence of directors, and stock ownership guidelines. These documents are available in the Investor Relations section of the company’s website (www.basco.com). Printed copies are available upon request to the Secretary.

Director Selection Criteria. The Nominating & Governance Committee recommends nominees for director whose background, knowledge, experience, expertise and perspective will complement the qualifications of other directors and strengthen the Board. Nominees must meet the following minimum criteria:

•	A strong commitment to integrity

•	Common sense and good judgment

•	Relevant professional or business knowledge

•	A record of accomplishment in prior positions

•	The time and interest to attend and participate in Board meetings

Director Independence. A majority of directors must meet the criteria for independence established by the Board in accordance with the rules of the New York Stock Exchange. A director will not qualify as independent unless the Board determines that the director has no material relationship with the company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the company. On the recommendation of the Nominating & Governance Committee, the Board has adopted the following categorical standards to form the basis for the Board’s independence determinations.

•	The Board makes determinations of director independence based on all relevant facts and circumstances concerning a director’s relationships with the company, including commercial, banking, consulting, charitable and family relationships. The Board shall not consider a director to be independent if the director has a relationship with the company that prevents independence under the NYSE rules.

•	The following commercial and charitable relationships will be considered to be immaterial relationships that do not impair a director’s independence: (1) the director or an immediate family member is an officer, employee, partner or significant owner of a company or organization that makes payments to, or receives payments from, Briggs & Stratton for property or services in an amount which, in any single fiscal year, is less than the greater of $500,000 or 1% of such other company’s consolidated gross revenues, and (2) the director is an officer, director or trustee of a charitable organization which receives contributions from Briggs & Stratton and the Briggs & Stratton Corporation Foundation, Inc. that aggregate less than the greater of $500,000 or 1% of such organization’s consolidated gross revenues in any single fiscal year out of the preceding three fiscal years.

In August 2014, the Nominating & Governance Committee and the Board evaluated the relationships between each director and the company and determined that Messrs. Humphrey, Jaehnert, McLoughlin, Slipsager, Story and Walker and Ms. Kampling are independent. Additionally, Robert J. O’Toole, who retired as a director on October 16, 2013, and William F. Achtmeyer, who resigned as a director on August 29, 2014, were previously determined to be independent directors. The Committee and the Board have also determined that Ms. Kampling and Messrs. Jaehnert and Slipsager meet the requirements established by the U.S. Securities and Exchange Commission for independence of audit committee members.

Director Selection Procedures. The Nominating & Governance Committee selects director nominees in accordance with the following procedures:

•	Review the experience, qualifications, attributes and skills of existing Board members

•	Determine the experience, qualifications, attributes and skills desired in new director(s)

•	Solicit suggestions from the Chief Executive Officer and directors on potential candidates

•	Consider candidates recommended by security holders

•	Retain search consultant as needed to identify candidates

•	Evaluate experience, qualifications, attributes and skills of all candidates recommended for consideration

•	Contact preferred candidate(s) to assess their interest

•	Interview preferred candidate(s) to assess their experience, qualifications, attributes and skills

•	Recommend candidate(s) for consideration by the Board

The Committee will consider recommendations from shareholders concerning the nomination of directors. Recommendations should be submitted in writing to the Secretary of the company and state the shareholder’s name and address, the name and address of the candidate, and the experience, qualifications, attributes and skills of the candidate. Recommendations must be received no later than May 8, 2015. The direct nomination of a director by shareholders must be made in accordance with the advance written notice requirements of the company’s Bylaws. A copy of the Bylaws may be obtained from the company’s Secretary. For consideration at the 2015 annual meeting, direct nominations must be received by the Secretary no earlier than June 27, 2015 and no later than July 22, 2015.

Leadership Structure. The Board believes it is important to maintain flexibility to choose the leadership structure that is best able to meet the needs of the company and its shareholders based on circumstances that exist at the time and the qualifications of available individuals.

The Chairman of the Board is Mr. Teske, who also serves as President and CEO of the company. The Board currently believes that the company and its shareholders are best served by having Mr. Teske fill both the Chairman and CEO positions. He is most familiar with the business and its challenges, and is best situated to set agendas and lead discussions in Board meetings on matters affecting the company’s business. Also, Mr. Teske has extensive knowledge of the company’s strategy, operations and financial condition, which positions him to best identify matters for Board review and discussion. In addition, the combined role of Chairman and CEO centralizes leadership in one individual. This circumstance prevents ambiguity about accountability and the possibility that two leaders might communicate different messages.

The lead independent director is Mr. Walker. He was selected by the Board based on his years of experience as the CEO of another public company, as a director of Briggs & Stratton and another public company, and as a member of several of the Board’s committees. The lead independent director (1) presides at all meetings of the Board at which the Chairman is not present, including executive sessions of independent directors, (2) serves as liaison between the Chairman and the independent directors, (3) approves information sent to the Board, (4) approves meeting agendas for the Board, (5) approves meeting schedules to assure that there is sufficient time for discussion of all agenda items, (6) has the authority to call meetings of the independent directors, and (7) if requested by major shareholders, ensures that he is available for consultation and direct communications.

The chairmen of the Audit, Compensation, Finance and Nominating & Governance Committees are, respectively, Ms. Kampling and Messrs. Walker, Story and McLoughlin. Each chair was selected because he or she is independent, has served as a member of the Board for a substantial number of years, and has expertise in areas related to the subject matter of the committee he or she chairs. Committee chairs, as well as committee members, are nominated by the Nominating & Governance Committee and appointed by the Board. The Executive Committee has no chairman. Its ex officio members are the CEO and the chairmen of the Audit, Compensation, Finance and Nominating & Governance Committees.

Board Oversight of Risk. The Board of Directors has overall responsibility for risk oversight with a focus on the most significant risks facing the company with respect to its strategy, operations, financial reporting and legal compliance. Every six months, and more frequently if required, the Board reviews with management the company’s strategy, and the Finance Committee reviews a list of key risks affecting strategy, operations, reporting and compliance, the status of those risks, and how those risks are being managed.

Periodically throughout the year, the committees to which the Board has delegated responsibility devote part of their regular meetings to the review and discussion of specific risk topics in greater detail, and each committee reports on its activities to the full Board at each regular meeting of the Board. More specifically:

The Audit Committee oversees the company’s risk policies and processes relating to financial statements, financial reporting and legal compliance. As part of its risk oversight role, the committee receives periodic reports from the company’s Director of Internal Audit and the General Counsel, receives an annual report on the status of the company’s Integrity Program from the chairman of its Steering Committee, and receives periodic reports on any reported complaint reported under the Integrity Program concerning an accounting, internal accounting control or auditing matter.

The Compensation Committee oversees risks associated with the company’s management succession plan and compensation structure. It reviews the management succession plan annually, and periodically engages an independent compensation consultant to review and make recommendations concerning the structure of executive compensation. Earlier this year, the Committee also reviewed a report on compensation-related risk prepared by the company’s internal audit staff.

The Finance Committee reviews the company’s insurance and risk management programs, including programs on financial risk such as the use of hedging and derivatives. The Committee also reviews the company’s policies regarding credit, liquidity and capital structure.

The Nominating & Governance Committee oversees risks related to the company’s governance structure and related person transactions involving directors. The Committee also receives an annual report on the Integrity Program from the chairman of the Company’s Integrity Program Committee.

Board Meetings. The Board has regularly-scheduled quarterly meetings, each of which ends with the independent directors of the Board meeting in executive session, and special meetings. The Chairman of the Board presides at the regularly-scheduled Board meetings and special meetings, and the lead independent director presides at the executive sessions. In fiscal year 2014, the Board held 4 regular meetings, 4 executive sessions of independent directors and no special meetings.

Meeting Attendance. Directors are expected to attend the annual meeting of shareholders and all regularly-scheduled Board meetings. All directors attended the October 2013 annual meeting of shareholders. All directors attended at least 75% of all meetings of the Board and the committee(s) on which he or she served during fiscal year 2014.

Board Committees. The Board has established five committees to assist it in fulfilling its responsibilities. Members of the Executive Committee are the CEO and the chairs of each of the four standing Board committees. Members of the other Board committees are nominated by the Nominating & Governance Committee and appointed by the Board.

Audit Committee. The Audit Committee is composed of Ms. Kampling (chair) and Messrs. Jaehnert and Slipsager. Each member of the Committee has been determined by the Board to be independent under the rules of the SEC and NYSE and to be an audit committee financial expert under SEC rules. The Committee held 8 meetings during fiscal year 2014.

The Audit Committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee’s primary duties and responsibilities are to (1) monitor the integrity of the company’s financial statements and review with the independent accountants the audited financial statements and their report, (2) retain independent public accountants to audit the company’s books and accounts, (3) oversee the independence and performance of the company’s internal and external auditors, (4) review and approve non-audit services performed by the independent public accountants, (5) review the accountants’ recommendations on accounting policies and internal controls, (6) review internal accounting and auditing procedures, and (7) monitor the company’s compliance with legal and regulatory requirements, including compliance by and the grant of any waivers to directors, officers and employees with respect to the company’s code of business conduct and ethics. The Committee may delegate pre-approval authority concerning audit and non-audit services to the chair of the Committee, which if exercised shall be reported to the Committee at its next scheduled meeting.

Compensation Committee. The Compensation Committee is composed of Messrs. Walker (chair), Humphrey and Story. Mr. Achtmeyer was a member of the Committee until August 29, 2014. Each current and former member of the Committee has been determined by the Board to be independent under the rules of the NYSE. The Committee held 6 meetings during fiscal year 2014.

The Compensation Committee (1) reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and sets the CEO’s compensation, (2) retains and oversees the work of compensation consultants, legal counsel and other advisors and assesses their independence, (3) reviews and sets the salaries of all other executive officers, (4) reviews and recommends to the Board the adoption or amendment of compensation and benefit plans and programs maintained for the executive officers and other key employees, (5) administers the company’s incentive compensation plans for senior executives, (6) periodically reviews the structure of executive compensation and makes recommendations to the Board as required to maintain the alignment of compensation with the company’s strategy and mitigate any compensation-based risk, (7) reviews the company’s management succession plan, (8) reviews and recommends to the Board the compensation of directors, and (9) prepares an annual report on executive compensation for inclusion in the proxy statement.

The Compensation Committee has retained Meridian Compensation Partners, LLC as its compensation consultant. The Committee assessed the independence of Meridian and does not believe that the work of Meridian has given rise to any conflict of interest under SEC rules.

The Committee periodically reviews director compensation with its compensation consultant. The Committee makes recommendations to the Board based on data provided by its compensation consultant and recommendations from the consultant and the CEO. The Committee reviewed director compensation in August 2013 and, based on the Committee’s recommendation, the Board of Directors modified the compensation provided to nonemployee directors effective as of September 1, 2013. An explanation of the compensation provided to nonemployee directors is located below.

Finance Committee. The Finance Committee is composed of Messrs. Story (chair), Jaehnert and Walker and Ms. Kampling. Each member of the Committee has been determined by the Board to be independent under the rules of the NYSE. The Committee held 4 meetings during fiscal year 2014.

The Finance Committee (1) reviews the capital structure of the company and its subsidiaries, and approves the establishment of direct subsidiaries, (2) reviews the company’s financial plan and treasury operations, (3) reviews significant tax matters, (4) reviews the company’s annual operating plan and approves capital expense budgets, (5) oversees the company’s policies on dividends and share repurchases, (6) reviews the company’s insurance and risk management programs, (7) reviews the financial terms of investments, acquisitions and divestitures, and (8) monitors the financial condition of the company’s retirement plans.

Nominating & Governance Committee. The Nominating & Governance Committee is composed of Messrs. McLoughlin (chair), Humphrey and Slipsager. Mr. Achtmeyer was chair of the Committee until August 29, 2014. Each current and former member has been determined by the Board to be independent under the rules of the NYSE. The Committee held 4 meetings during fiscal year 2014.

The Nominating & Governance Committee (1) proposes to the Board a slate of nominees for election by the shareholders at the annual meeting and recommends prospective director candidates in the event of the resignation, death or retirement of directors or change in Board composition requirements, (2) reviews candidates recommended by shareholders for election to the Board, (3) develops plans regarding the size and composition of both the Board and Committees, and (4) monitors and makes recommendations to the Board concerning corporate governance matters.

Executive Committee. The Executive Committee is composed of Messrs. McLoughlin, Story, Walker and Teske and Ms. Kampling. Mr. Achtmeyer was a member of the Committee until August 29, 2014. The Committee is authorized to exercise the authority of the Board in the management of the business and the affairs of the company between meetings of the Board, except as provided in the Bylaws. The Committee held 4 meetings during fiscal year 2014.

Communication with Directors. The Board has established a process for interested parties to communicate with the Board, its non-management directors as a group or its lead independent director. Such communications should be addressed to the Secretary of the company, who will forward the communication directly to the lead independent director.

Stock Ownership Guidelines. Nonemployee directors are required to hold shares of the company’s common stock with a value equal to five times the annual cash retainer paid to the director. Directors whose holdings are below this amount satisfy the guidelines by deferring their annual stock grants until retirement from the Board of Directors. Compensation for serving as the lead director, a committee chair or a committee member is excluded. All directors comply with the guidelines.

DIRECTOR COMPENSATION

During fiscal year 2014, each nonemployee director received an annual retainer of $160,000, of which $85,000 was paid in cash and $75,000 was paid in the company’s common stock. In addition, the lead independent director received $20,000 in cash, the chair of the Audit Committee received $15,000 in cash, the chairs of the Compensation, Finance and Nominating & Governance Committees received $10,000 in cash, and each member of the Audit Committee received $5,000 in cash. The foregoing amounts reflect that, effective September 1, 2013, the annual retainer for directors was increased to $170,000, with $85,000 payable in cash and $85,000 payable in stock, and the annual retainer to the chair of the Audit Committee was increased to $15,000.

The common stock grant is credited to the director’s account in the Deferred Compensation Plan for Directors. For stock granted to a director who has achieved the stock ownership guidelines, the stock will be distributed one year after the grant date unless the director elects to defer distribution to a later date. For stock granted to a director who has not yet achieved the stock ownership guidelines, the stock will be distributed following the director’s retirement from the Board.

In addition, under the Plan a nonemployee director may elect to defer receipt of all or a portion of his or her director’s cash and stock compensation until any date but no later than the year in which the director attains the age of 73 years. Participants may elect to have cash deferred amounts (i) credited with interest quarterly at 80% of the prevailing prime rate, or (ii) converted into deferred stock based on the deferral date closing price of the company’s common stock. Any balance of deferred shares in a director’s account is credited with an amount equivalent to any dividend paid on the common stock, which will be converted into additional deferred shares. The portion of a director’s annual retainer that was automatically deferred in common stock is distributed in stock. Voluntary deferrals into a cash account are distributed in cash, and voluntary deferrals into a deferred stock account are distributed in cash or stock at the election of a director.

Nonemployee directors are provided with $150,000 of coverage under Briggs & Stratton’s Business Travel Accident Plan while on corporate business. Nonemployee directors are encouraged to use company products to enhance their understanding and appreciation of the company’s business. Each such director may purchase at retail up to $10,000 annually of company products and products powered by the company’s engines. The company reimburses directors for the purchase price of these products. The amount of the reimbursement is included in the director’s taxable income.

The following table shows the compensation paid by the company in fiscal year 2014 to each nonemployee director. Mr. O’Toole retired as a director on October 16, 2013.

	Fees Earned or		All Other
	Paid in Cash	Stock Awards	Compensation	Total
Name	($) (a)	($) (b)	($) (c)	($) (d)
W.F. Achtmeyer	$95,000	$75,000	$1,061	$171,061
J.E. Humphrey	85,000	75,000	0	160,000
F.M. Jaehnert	45,000	0	10,000	55,000
P.L. Kampling	105,000	75,000	8,640	188,640
K.R. McLoughlin	85,000	75,000	0	160,000
R.J. O’Toole	62,500	75,000	0	137,500
H.C. Slipsager	90,000	75,000	0	165,000
C.I. Story	95,000	75,000	0	170,000
B.C. Walker	115,000	75,000	1,173	191,173

Column (b): Each nonemployee director is granted deferred stock. Directors held the following shares of deferred stock under the Deferred Compensation Plan for Directors at the end of fiscal year 2014: Mr. Achtmeyer 29,846 shares, Mr. Humphrey 14,106 shares, Mr. Jaehnert 0 shares, Ms. Kampling 14,106 shares, Mr. McLoughlin 29,846 shares, Mr. O’Toole 0 shares, Mr. Slipsager 4,051 shares, Mr. Story 31,625 shares, and Mr. Walker 31,991 shares.

Column (c): Includes payments made to each director to reimburse the purchase of company products.

III. EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors consists of three directors, each of whom has been determined by the Board to be independent under the rules of the New York Stock Exchange.

Management of the company prepared the following Compensation Discussion and Analysis (“CD&A”) for fiscal year 2014. The Committee reviewed and discussed the CD&A with management and the Board of Directors.

Based on the review and discussions with management, the Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

Brian C. Walker, Chairman

James E. Humphrey

Charles I. Story

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Performance and Compensation

Company Performance

•	The company’s fiscal year 2014 net sales of $1.9 billion remained consistent with the prior fiscal year’s net sales, and adjusted net income decreased from $45.1 million in fiscal year 2013 to $39.0 million in fiscal year 2014 due to the lack of significant storm activity that typically generates demand for generators

•	The company’s cash on hand increased from $188.4 million in fiscal year 2013 to $194.7 million in fiscal year 2014

•	The company launched several new product innovations including Quiet Power Technology™ (“QPT™”), Mow-and-Stow™, Ready Start® for Ride and Powerflow + Technology™ for pressure washers

•	The company’s Economic Value Added (“EVA”) for fiscal year 2014 was negative $21.4 million, which was below the target of negative $9.7 million for the year (EVA is net operating profit of the company (or division, when applicable) after taxes less a capital charge)

•	The company generated cash from operations of $127.1 million and returned $65.7 million to shareholders through its quarterly dividend and stock repurchase program

CEO Compensation

•	Over 60% of the CEO’s target cash (i.e., base salary and annual target incentive opportunity) and equity compensation was performance-based

•	The CEO’s target total compensation (i.e., base salary, annual target incentive opportunity and long-term incentive target opportunity) was below the 50th percentile of comparator group companies

•	The CEO’s annual cash award was 48% of target reflecting financial results below expectations

Compensation Objectives and Elements

Objectives

•	Attract and retain executives who perform at a high level

•	Benchmark target total compensation based on comparator group companies

•	Link cash awards to achievement of the company’s annual operating plan

•	Provide strong financial incentives for executives to increase shareholder value

Elements

•	Annual salaries and cash awards

•	Three types of equity awards (options, restricted/deferred stock and performance shares)

•	Retirement and deferred compensation plans

•	Employment and change of control agreements

Company Performance

Net sales remained consistent and net income increased in fiscal year 2014. Net sales were $1.9 billion, and we earned net income of $28.3 million as compared to the net loss of $33.7 million experienced in fiscal 2013. Adjusted net income decreased from $45.1 million in fiscal 2013 to $39.0 million in fiscal 2014. However, cash on hand increased from $188.4 million to $194.7 million. These changes, which primarily occurred as a result of no major storm activity in fiscal 2014 as compared to fiscal 2013, which benefited from the impact of Hurricanes Sandy and Isaac, were partially offset by increased engine sales primarily in the North American market.

Note that the adjusted net income measure used in the preceding paragraph is a financial measure that is not based on Generally Accepted Accounting Principles (“GAAP”), which the company uses to prepare its financial statements. The company believes that the use of adjusted net income when comparing the company’s financial performance for 2014 to 2013 aids investors in understanding the magnitude of the change in earnings between years due to recurring operations. If the GAAP financial measure of net income is used to compare 2014 to 2013, the company’s net income increased by $62.0 million from a net loss of $33.7 million to net income of $28.3 million. The inclusion of non-GAAP financial measures is intended to supplement, not replace, the presentation of financial results in accordance with GAAP. The following table reconciles the GAAP measure of net income to the non-GAAP measure of adjusted net income.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

(In Millions)

	2014	2013
Net Income (Loss)	$28.3	$(33.7)
Tax effected charges to reported net income
Restructuring Charges	5.2	15.5
Goodwill and Intangible Asset Impairment Charges	5.5	62.0
Litigation Settlement	—	1.2

Adjusted Net Income	$39.0	$45.1

The company’s target Economic Value Added (“EVA”) for fiscal year 2014 was negative $9.7 million, an improvement of $1.8 million from the prior year target of negative $11.5 million. EVA is net operating profit of the company or a division after taxes less a capital charge. The company’s actual EVA for fiscal year 2014 was negative $21.4 million. These results produced a company performance factor of 0.48 under the Operating Economic Value Added Incentive Compensation Plan (the “EVA Plan”).

Several factors had a significant impact on the financial results noted above. Favorably, sales of engines increased primarily in the North America market and the company launched several new product innovations including Quiet Power Technology™ (“QPT™”), Mow-and-Stow™, Ready Start® for Ride and Powerflow + Technology™ for pressure washers. However, the company’s financial results were negatively affected by reduced consumer demand for generators due to the lack of storm activity in North America. The prior year’s results benefited from the impact of Hurricanes Sandy and Isaac.

Executive Performance and Compensation

Executive Performance

In the past year, Mr. Teske led the company in launching several new product innovations that were well-received by the marketplace. He oversaw the execution of restructuring initiatives and cost savings programs that enabled the company to return $65.7 million to shareholders through its quarterly dividend and share repurchase program.

Mr. Rodgers, the company’s chief financial officer, executed the company’s share repurchase program, oversaw working capital improvements that led to $127.1 million of cash generated from operations, and increased cash on hand by 3% from the prior year through the oversight of effective working capital management. Mr. Savage provided support for global growth initiatives and the ongoing evaluation of other strategic opportunities. As previously announced, Mr. Savage served as an executive officer through the end of fiscal year 2014 and retired thereafter.

Mr. Wright, the leader of the company’s engines business, increased sales and profitability and delivered several product innovations to the marketplace. Mr. Reitman began an assignment to lead the company’s European business.

Executive Compensation

The Committee increased annual salaries for the CEO and other executives named in the Summary Compensation Table effective September 1, 2013. Mr. Teske’s annual salary was increased by 4.8% to $880,000. The salary for Mr. Rodgers was increased by 7.5% to $430,000, and the salaries for Messrs. Savage, Reitman and Wright were increased by 3.5%, 4.9% and 4.0%, respectively, to $438,000, $363,000 and $361,000.

Each executive received a cash award in August 2014 under the annual incentive compensation plan with respect to his performance during fiscal year 2014. The performance factor used to calculate the cash award for each named executive officer was 0.48, which was the company performance factor under the EVA Plan. These cash awards are reported in the Summary Compensation Table.

The named executive officers received stock options, restricted and/or deferred stock and performance shares in August 2013 in amounts that the Committee determined to be appropriate in view of the executive’s position and comparator group data for the position held by the executive. The table below summarizes the total grant date value of each executive’s award and its apportionment among stock options (40%), restricted or deferred stock (30%) and performance shares (30%).

LONG-TERM EQUITY AWARDS IN FISCAL YEAR 2014

	Total		Restricted/	Performance
Name	Grant Date Value	Stock Options	Deferred Stock	Shares
T.J. Teske	$2,500,000	$1,000,000	$750,000	$750,000
D.J. Rodgers	570,000	228,000	171,000	171,000
T.R. Savage	360,000	144,000	108,000	108,000
W.H. Reitman	255,000	102,000	76,500	76,500
J.C. Wright	365,000	146,000	109,500	109,500

The actual number of stock options awarded was determined based on the Black-Scholes value of an option on a share of the company’s stock, as discussed below. The actual number of restricted and/or deferred stock awarded was determined by dividing the value of the award by the closing price of a share of the company’s stock on the award date. The target number of performance shares awarded was determined by dividing the dollar amount of the participant’s target award by the fair market value of the company’s stock on the award date. These awards were slightly higher than the prior year.

Recent Compensation Decisions

At the 2013 annual meeting, shareholders provided an advisory vote on executive compensation. Of the votes cast, 92% approved the compensation awarded to our named executive officers. The Compensation Committee believes the say-on-pay vote affirmed its approach to executive compensation and accordingly did not make substantial changes to the company’s compensation programs during fiscal year 2014.

During and after fiscal year 2014, the Committee made the following decisions to maintain the competitiveness of the company’s salary structure and incentive compensation program and to promote efficient administration of cash awards:

1.	Modest increases were approved to the salaries and incentive compensation targets and awards for the named executive officers.

2.	Consistent with past practice, the company excluded $6.5 million of pre-tax restructuring charges and $8.5 million of pre-tax goodwill and trade name impairment charges from the calculation of EVA. These charges were not contemplated in preparing the fiscal year 2014 targets. If the charges had not been removed from the calculation, the company performance factor would have been zero rather than 0.48. Savings achieved related to the restructuring charges will be included in the subsequent year calculations for cash awards.

3.	A new comparator group of companies was selected in June 2014 for the market analysis of executive compensation used in considering adjustments in executive compensation beginning for fiscal year 2015. The new comparator group is designed to maintain the same character of companies against which executives are compared (industrial, machinery and durable consumer goods) while also narrowing the size range to be more reflective of company size. The companies in the old and new peer group are listed on pages 23-24 of this proxy statement.

4.	The performance measure in performance share awards granted in August 2014 was changed from total shareholder return to a target based on the company’s operating income over a three-year performance period.

5.	The Committee recommended the amendment and restatement of the Company’s Incentive Compensation Plan, as discussed in “Item 4: Approval of the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan.”

Compensation Objectives and Elements

The objectives of the Compensation Committee with respect to executive compensation are to (i) attract and retain key individuals who are important to the continued success of Briggs & Stratton and its operating units, and (ii) provide strong financial incentives, at reasonable cost to the shareholders, for senior management to enhance the value of the shareholders’ investment.

The elements of compensation that the Committee uses to accomplish these objectives include annual salaries, annual incentive cash awards, long-term incentive equity awards, as well as retirement plans, deferred compensation plans, and employment and change of control agreements.

Each named executive officer’s opportunity for an annual cash incentive is based on the executive’s position, comparator group data and annual salary. The aggregate value of equity awards granted to each named executive officer is based on the executive’s position and comparator group data, and include a mix of stock options, restricted and/or deferred stock and performance shares.

The company’s incentive awards are subject to clawback rights. Cash awards can be recovered by the company if due to negligence or misconduct a material misstatement of the company’s annual report that is filed with the Securities and Exchange Commission occurs within three years after payment of the award. Gains on stock options can be recovered by the company if such gains are attributable to options that were exercised within 12 months after the restated fiscal year. Unvested restricted and deferred stock awards and performance share awards can be forfeited if such awards were granted with respect to the restated fiscal year.

The company’s compensation plans are designed generally to ensure tax deductibility of the compensation paid under the plans. This includes compliance with Section 162(m) of the Internal Revenue Code, which limits the company’s tax deduction for an executive’s compensation to $1 million unless certain conditions are met. The Committee believes, however, that shareholders’ interests are best served by not restricting its discretion and flexibility in structuring compensation programs, even though such programs may result in certain non-deductible compensation expenses. Although the rules governing these requirements are complex, for fiscal year 2014, the company believes all compensation provided to all executives was tax deductible to the company. However, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and related regulations, and the fact that such regulations and interpretations may change from time to time (with potentially retroactive effect), there is no certainty that compensation intended by the Committee to satisfy the requirements for deductibility under Section 162(m) will be deductible.

For purposes of qualifying restricted and deferred stock awards as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee established a stock pool with respect to fiscal year 2014. The number of shares in the pool is determined by dividing (i) 10% of the company’s adjusted operating income for fiscal year 2014 by (ii) the fair market value of company stock on the award date determined by the Committee, rounded up or down to the nearest 10 shares. The maximum portion of the stock pool that could be allocated to an executive was 50% for the CEO and 10% for each of the other named executive officers that are subject to Section 162(m). The aggregate restricted and deferred stock awards granted to these individuals may not exceed these amounts to preserve the deductibility of such awards under Section 162(m).

Comparator Group

In August 2013, with the assistance of its compensation consultant Meridian Compensation Partners LLC (“Meridian”), the Committee reviewed trends in executive compensation and determined that the comparator group compensation study that Meridian had completed in August 2012 remained useful in making decisions regarding executive compensation. Meridian’s study indicated that annual salaries for company executives continued to be close to the 50th percentile of the comparator group for most positions. The companies in the 2012 comparator group were drawn from consumer durable, industrial equipment and other manufacturing sectors with revenues similar to Briggs & Stratton and that were participants in the AonHewitt Total Compensation Measurement database. These companies were used in order to capture a cross-section of companies that generally reflect the industrial and consumer segments that the company competes with for executive talent. The selected companies were American Axle & Manufacturing, Inc., Ametek, Inc., Andersen Corporation, Ball Corporation, BorgWarner Inc., Brunswick Corporation, Cameron International Corporation, Crane Co., Cummins, Inc., Flowserve Corporation, Graco, Inc., H. B. Fuller Company, Harley-Davidson Motor Company, Inc., Herman Miller, Inc., JBT Corporation, Joy Global, Inc., Kennametal Inc., Kohler Company, Lennox International, Inc., The Manitowoc Company, Inc., Mueller Water Products Inc., Oshkosh Corporation, Polaris Industries Inc., Rockwell Collins Inc., The Scotts Miracle-Gro Company, Stanley Black & Decker Inc., Tenneco Automotive Inc., Valmont Industries, Inc. and Woodward Governor Company.

Several companies in the 2012 peer group are notably larger than Briggs & Stratton. These firms were included because they are representative of Briggs & Stratton’s industry segment, are located in the same geographic area as the company and compete with it in hiring executive talent. Examples include BorgWarner, Cummins, Harley-Davidson and Stanley Black & Decker. However, because compensation is generally correlated to the size of a company, the Committee’s compensation consultant used regression analysis to adjust the market value of each compensation element for size differences and also removed from the data used for each compensation element any company whose data was more than two standard deviations from the mean. These statistical techniques are commonly used and are designed to prevent the market data from becoming distorted.

In June 2014, the committee modified the comparator group of companies to narrow the size range of companies but maintain the character and industry segments of the prior group. The 29 companies in the new group include 12 that were in the 2012 peer group. The industry segments in the new group include consumer durables, industrial equipment, building products, forest and paper products and packaging and other manufacturing companies. The companies in the new comparator group are Harley Davidson, Inc., Joy Global Inc., Fortune Brands Home Security, Inc., The Manitowoc Company, Inc., Polaris Industries, Inc., USG Corporation, Boise Cascade Company, Snap-on Inc., Valmont Industries, Inc., Lennox International Inc., Vulcan Materials Company, Armstrong World Industries, Inc., Johns Manville Corporation, Donaldson Company, Inc., Martin Marietta Materials, Inc., A.O. Smith Corporation, IDEX Corporation, The Toro Company, Woodward Inc., Herman Miller, Inc., Brady Corporation, NewPage Corporation, Mueller Water Products, Inc., Graco Inc., John Bean Technologies Corporation, Andersen Corporation, Neenah Paper, Inc., Tecumseh Products Company and Pella Corporation.

Annual Salary

The Compensation Committee determines executive salaries based on the value of the job and the amount required to attract and retain key executives. The Committee generally targets annual salaries for company officers at the 50th percentile of a comparable group of companies, with individual salaries based on the level of responsibility and individual performance. The Committee reviews salaries at the beginning of each fiscal year and normally sets revised salaries effective September 1 based on information about comparator group companies.

After considering the results of Meridian’s August 2013 market update, the Committee decided to increase the salary of the CEO by 4.8% effective September 1, 2013 and the salaries of the other named executive officers by 3.5% to 7.5%. As a result of the adjustments, the salaries remained near the 50th percentile of the 2012 peer group.

Incentive Compensation

Annual Cash Incentive Awards. Target cash incentive awards are intended to be comparable to opportunities customarily provided by other companies to executives having similar responsibilities. The target cash incentive award for Mr. Teske as CEO was 110% of his annual salary for fiscal year 2014. Target cash incentive awards were 60% of annual salary for the other executives named in the Summary Compensation Table. These targets are consistent with the 50th percentile of the 2012 comparator group of companies disclosed above.

Actual earned cash incentive awards are calculated by comparing the company’s EVA or other performance metric achieved during the performance period to the target performance goal or goals for the period, and then multiplying the resulting performance factor by each executive officer’s target award. EVA is economic value added, which is net operating profit after taxes less a capital charge. The capital charge is based on the company’s estimated weighted average cost of capital times the invested capital in the business. EVA is a key measurement in the company’s annual cash incentive plan because we believe EVA is closely correlated with increases in shareholder value over time. The Committee approved maintaining the cost of capital used in making EVA calculations at 8% for fiscal year 2014.

EVA targets are established by the Committee taking into consideration expected improvements in company operations and financial results, including anticipated savings from previously executed restructuring actions, as well as the volatility of the seasonal markets in which the company operates. In establishing the scales used to make awards above or below the target award, the Committee considers the amount of financial improvement that is attributed to the company compared with the amounts paid to employees.

Long-Term Equity Awards. The aggregate target value of each executive’s equity awards is intended to be at or near the 50th percentile market values for comparable positions, based on the same comparator group that the Committee used to determine annual salaries. The Committee determined the aggregate target value for the CEO’s equity awards based on the market value data provided by Meridian and other factors, such as the CEO’s experience and performance. Based on recommendations by the CEO, the Committee determined the aggregate target values for the other named executive officers’ equity awards.

For equity awards made in August 2013, 40% of the value of each award was premium-priced stock options, 30% was restricted or deferred stock, and 30% was performance shares. The Committee believes this mix of equity encourages performance and alignment with shareholders. Awards are based on both absolute stock price growth and total shareholder return relative to the comparator group.

Stock Option Grants in Fiscal Year 2014. Stock options are designed to be aligned with shareholders since value is only realized if the stock price increases. Stock options may include incentive stock options, which are defined under and subject to Section 422 of the Internal Revenue Code, and non-qualified stock options. The number of stock options awarded to each named executive officer is determined by dividing (i) 40% of the aggregate target value of the named executive officer’s equity awards by the (ii) Black-Scholes value of an option on a share of the company’s common stock based on its fair market value on the grant date.

Stock options are premium-priced with an exercise price set 10% above the fair market value of the company’s stock on the date the stock option is granted. Stock options become exercisable three years after the date of grant and expire five years after the grant date, or sooner upon the executive’s termination of employment for cause, one year following termination of employment due to death, three years following termination due to retirement or disability, or three months after termination of employment for any other reason. Incentive stock options retain their status only if exercised within three months following termination of employment. More information concerning the terms of stock options is contained in the Cash and Stock Awards section of the compensation tables.

Restricted Stock/Deferred Stock Grants in Fiscal Year 2014. Restricted or deferred stock is meant to strengthen the alignment of executives with shareholders, motivate the creation of shareholder value and preserve the value of the company. The number of restricted stock awarded to each named executive officer is determined by dividing (i) 30% of the aggregate target value of the named executive officer’s equity awards by (ii) the fair market value of company stock on the date of grant. Restricted and deferred stock awards vest five years after the date of grant, except that the vesting date may be accelerated in the case of death or disability or a change in control. The stock does not vest automatically on retirement.

Performance Share Grants in Fiscal Year 2014. Performance shares reward executives for superior performance relative to a comparator group. The target number of performance shares awarded each named executive officer is determined by dividing (i) 30% of the aggregate target value of each executive officer’s equity awards by (ii) the fair market value of company stock on the date of grant. A different method of valuation - Monte Carlo simulation - is required to be used when valuing performance share awards in the Summary Compensation Table and the company’s financial statements.

For performance shares awaded in August 2013 and prior years, the final earned award will be determined by how well the company’s stock performs relative to a comparator group of public companies over a three year performance period. The final earned award will equal the target award if the total shareholder return (“TSR”) on company stock over the applicable three-year performance period is at the 50th percentile of the comparator group companies. The final earned award will be twice the target award if the company’s TSR is at or above the 80th percentile of comparator group companies, 40% of the target award if the stock price is at the 40th percentile of such group, and zero if the company’s stock is below the 40th percentile after three years.

Companies were selected for the comparator group by the Committee with assistance from Meridian. The comparator group is intended to include public companies that broadly are affected by many of the same external factors and operate under broadly similar economic and business circumstances as our company. For performance shares granted in fiscal 2104, the comparator group companies are Actuant Corp., Clarcor Inc., Crane Co., Donaldson Co. Inc., Dover Corp., Enpro Industries Inc., Flowserve Corp., Generac Holdings Inc., Idex Corp., Kennametal Inc., Lincoln Electric Holdings Inc., Makita Corp., Mueller Industries, Mueller Water Products Inc., Nordson Corp., Pall Corp., Pentair plc., Polaris Industries, Inc., Snap-on Inc., SPX Corp., Stanley Black & Decker Inc., Timken Co., Toro Co., Valmont Industries Inc., Watts Water Technologies Inc. and Whirlpool Corp.

Beginning in fiscal 2015, performance share awards will be based on targets related to the company’s operating income over a three-year performance period. The committee made this change in order to align the awards with achievement of the company’s three-year strategic plan. The final earned award can range from 0% to twice the target depending on performance compared to the operating income metric.

Pensions and Other Benefits

Executives participate in two retirement plans (a defined benefit pension plan in which benefits were frozen as of December 31, 2013 and a supplemental executive retirement plan), two deferred compensation plans (a tax-qualified 401(k) plan and a supplemental defined contribution plan), and an executive life insurance program. The supplemental plans and life insurance program provide enhanced benefits that are considered necessary to retain executives and maintain aggregate compensation at competitive levels. The principal terms of these plans and program are described below.

Retirement Plans. The company has a defined benefit retirement plan covering officers and certain other employees under which benefits were frozen effective December 31, 2013. Non-bargaining unit employees located in Wisconsin and other regional plant locations receive an annual pension payable on a monthly basis at retirement equal to 1.6% of the employee’s average of the highest five years of compensation in the last 10 calendar years of service prior to retirement multiplied by the number of years of credited service. Compensation taken into account in determining a pension includes salaries and cash awards. The amount of a pension is offset by 50% of Social Security payments. The Social Security offset is prorated if years of credited service are less than 30. Benefits under the plan were frozen on December 31, 2013.

Company officers also participate in an unfunded plan that supplements benefits under the retirement plan. The supplemental plan provides officers with an additional 0.5% of compensation per year of credited service over that presently payable under the retirement plan. In no event will a pension paid under the above-described plans exceed 70% of the employee’s average monthly compensation as calculated in determining pension benefits. A trust has been established for deposit of the aggregate present value of the benefits provided to officers under the supplemental retirement plan upon a change in control of the company.

Supplemental Defined Contribution Plan. Officers and key employees are eligible to participate in a nonqualified defined contribution plan that supplements the company’s 401(k) plan and retirement plans. In the 401(k) plan, a participant may defer up to 75% of his or her salary and cash award. The employer matching contribution for such deferrals is 100% of the participant’s first 2% of contributions and 50% of the participant’s next 4% of contributions. Under the supplemental defined contribution plan, the company matching contribution is 50% of the participant’s deferrals or 4% of compensation, whichever is less.

The supplemental plan provides for automatic company contributions on behalf of newly-elected officers in the retirement plans. These company contributions are (i) an annual contribution of 3% of the participant’s salary and cash award and (ii) an annual contribution that increases over 20 years from 3% of the participant’s salary and cash award to 8% of the participant’s salary and cash award. The Board of Directors may also authorize a discretionary lump sum company contribution to the account of a participant.

The same investment elections are available with respect to account balances in the supplemental defined contribution plan as are available in the company’s 401(k) plan. Distributions are made in a single lump sum or 10 annual installments beginning on the later of a participant’s retirement or age 62.

A trust has been established to fund the company’s liabilities to participants in the supplemental defined contribution plan. The assets of this trust as well as the separate trust for the supplemental retirement plan are subject to claims of the creditors of the company.

Executive Life Insurance Program. The company provides a death benefit to its officers. The amount of the benefit during employment is 2x annual salary, and the amount after retirement is $400,000. This coverage is consistent with the level of coverage by other companies that offer this benefit. The annual cost to the company for providing the benefit to the executives named in the Summary Compensation Table is approximately $70,000. The company will recover this cost from the cash value of the policy on a covered executive when he retires or dies. The benefit will not be provided to future executives, and the amount of the benefit for current executives will not be increased.

Other Benefits. Each officer of the company may be reimbursed up to $5,000 annually for expenses incurred for personal financial consulting, estate planning and tax preparation.

Agreements with Executives

Employment Agreements. Each officer has a two-year employment agreement with the company. The agreement automatically extends for an additional year each January 1 unless either party gives a 30-day notice that the agreement will not be renewed. Due to Mr. Savage’s retirement, his employment agreement was not renewed.

Under the agreement, the officer agrees to perform the duties that may be assigned by the company from time to time. The officer also agrees for a period of two years following termination of employment for any reason to keep company information confidential, not to compete with the company and not to solicit the company’s employees for employment. The company agrees to pay the officer a salary of not less than that of the previous year and to provide fringe benefits that are provided to all other salaried employees in comparable positions. In the event of a termination other than for cause, the officer’s salary and fringe benefits (but not cash awards or long-term incentive compensation) are continued for the remaining term of the agreement.

Change of Control Agreements. Each officer has a change of control agreement with the company. The agreement becomes effective upon a defined change of control of Briggs & Stratton, or if the officer’s employment is terminated upon or in anticipation of such a change of control, and automatically supersedes any existing employment agreement. A change of control is defined to mean the acquisition of 20 percent or more of the company’s voting securities by any person in certain circumstances, replacement of a majority of the directors of the company in certain circumstances, shareholder approval and consummation of certain mergers, or a liquidation or sale of the company’s assets.

The purpose of the change of control agreements is to ensure that in contemplating a potential change in ownership of the company executives are focused on the best interests of shareholders and not the potential impact on their employment. If during the employment term (three years from the change of control) the officer is terminated other than for cause or if the officer voluntarily terminates his or her employment for good reason or during a 30-day window period one year after a change of control, the officer is entitled to specified severance benefits. These benefits consist of:

(1)	a lump sum equal to the officer’s accrued salary and cash award for the current year, plus three times the officer’s current annual salary and highest annual cash award (which is the greater of the most recent annual cash award received by the officer and the average of the top three cash awards received by the officer over the past five years),

(2)	the present value of a three-year enhancement of service under the Retirement Plan and Supplemental Executive Retirement Plan,

(3)	continuation of benefits for three years after termination of employment under the company’s welfare benefit plans, including without limitation medical, prescription, dental, disability, salary continuance, employee life, group health, accidental death and travel insurance,

(4)	outplacement services selected by the officer,

(5)	any benefits the officer is eligible to receive under any other plan, program, policy, practice or contract of the company,

(6)	a “gross-up” payment that will reimburse the officer for any amounts paid under federal excise taxes, and

(7)	immediate vesting of all outstanding stock options, restricted stock and deferred stock pursuant to the company’s Incentive Compensation Plan upon a change in control.

Change of control agreements executed after October 14, 2009 are different from these agreements in three respects. The agreements no longer have a provision that permits an officer to receive severance benefits if he or she voluntarily terminates employment during a 30-day window period one year after a change of control. The agreements require that an executive who intends to terminate his or her employment for good reason must provide the company with a written explanation and allow the company 30 days to address the situation. In addition, the agreements provide that the company will reduce the lump sum payment that would be made to an officer to a level that does not invoke the federal excise tax imposed by Section 4999 of the Internal Revenue Code. Change of control agreements with the officers named in the Summary Compensation Table were executed prior to October 2009.

Expatriate Agreement with Mr. Reitman. On September 6, 2013, the company entered into an Expatriate Agreement with Mr. Reitman. Under the agreement, Mr. Reitman is serving as Senior Vice President & Managing Director – Europe for both the company and Briggs & Stratton International, Inc., a wholly-owned subsidiary of the company. Under the terms of the agreement, Mr. Reitman will reside and work in Freienbach, Switzerland throughout the term of the agreement, which is anticipated to end on December 31, 2015. After expiration of the term, the agreement will automatically renew on a monthly basis until replaced by a future agreement or the agreement is terminated.

Under the agreement, Mr. Reitman receives an annual foreign service premium equal to 10% of his base salary and an award of 3,000 shares of restricted stock of the company for completion of each full year of the assignment. In addition to the annual incentive award under the company’s EVA Plan, Mr. Reitman’s foreign service makes him eligible for an additional bonus of 5% of his annual salary (if certain performance goals are met), to be granted in the discretion of Briggs & Stratton International. Mr. Reitman is also entitled to an allowance of $62,000 upon completion of his assignment.

Mr. Reitman will continue to participate in the company’s compensation and benefit programs available to officers generally, including life insurance, accidental death and personal loss insurance, health insurance coverage, and retirement plan and 401(k) participation. The company’s international assignment policy also requires that the company provide Mr. Reitman with an allowance to cover the amount by which the cost of foreign housing and utilities may exceed U.S. costs. Other benefits include certain relocation and repatriation expenses and household goods storage, a travel related allowance, vacation, tax equalization, arrangement for work and residence visas, and certain medical-related expenses. Mr. Reitman’s existing employment agreement and change of control agreement with the company remain in effect throughout the term of the Agreement.

Stock Ownership Guidelines

The CEO is required to hold 5x his annual salary in company stock, and senior vice presidents are required to hold 3x their annual salary in company stock. The guidelines also contain a prohibition against hedging transactions involving the company’s stock and limitations on pledging company stock. A copy of the stock ownership guidelines is available in the Investor Relations section of the company’s website. All executives named in the Summary Compensation Table comply with the guidelines.

Compensation-Related Risk

The company’s internal audit staff conducted an annual assessment of the company’s compensation plans and practices with respect to risk and reviewed the assessment with the Compensation Committee. The assessment concluded that the company’s compensation plans and practices are not reasonably likely to have a material adverse effect on the company. The reasons for concluding that the company’s compensation plans and practices do not create material risk for the company include (i) use of company-wide performance targets aligned with the company’s operating plans and strategy, (ii) procedures for the review and approval of capital expenditures, (iii) risk mitigation mechanisms such as a combination of short-term and long-term incentives, premium priced stock options, grant dates occurring during open window periods, discretion by the Committee to reduce or eliminate awards up to the date they are made, stock ownership guidelines and clawback provisions, and (iv) administration of awards to officers and key managers by independent directors serving as members of the Committee.

COMPENSATION TABLES

The following table shows salaries, bonuses, incentive awards, changes in the value of retirement benefits, and other compensation relating to fiscal years 2012, 2013 and 2014 for the named executives.

SUMMARY COMPENSATION TABLE

							Change in
							Pension
							Value &
							Nonqualified
Name &						Non-Equity	Deferred
Principal				Stock	Option	Incentive Plan Compensation		All Other
Position	Year	Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
(a)	(b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)	($) (j)
T.J. Teske	2014	$873,333	0	$1,453,658	$1,000,009	$461,120	$1,027,000	$163,923	$4,979,043
Chairman, Pres.	2013	840,000	0	1,468,104	900,000	126,000	568,000	53,159	3,955,263
& CEO	2012	833,334	0	1,307,337	806,400	458,334	1,276,000	96,389	4,777,794
D.J. Rodgers	2014	425,000	0	331,311	227,997	122,400	140,000	45,884	1,292,592
Sr. Vice Pres.	2013	400,000	0	326,313	200,000	36,000	56,000	16,134	1,034,447
& CFO	2012	395,833	0	295,110	182,000	130,625	125,000	27,802	1,156,370
T.R. Savage	2014	435,500	0	209,500	144,023	125,424	201,000	64,326	1,179,773
Sr. Vice Pres. -	2013	423,000	0	225,505	138,000	38,070	-40,000	38,820	823,395
Corporate	2012	421,500	0	219,759	135,600	144,153	553,000	50,907	1,524,919
Development
W.H. Reitman	2014	360,167	0	208,468	101,984	103,728	404,000	171,447	1,349,794
Sr. Vice Pres. &	2013	346,000	0	152,112	93,200	31,140	191,000	22,862	836,314
Managing Director -	2012	344,833	0	143,937	88,800	204,314	603,000	33,517	1,418,401
Europe
J.C. Wright	2014	358,667	0	212,068	145,995	103,296	358,000	47,247	1,225,273
Sr. Vice Pres. &	2013	347,000	0	223,800	137,200	31,230	104,000	22,108	855,338
Pres. Engines Gr.	2012	345,832	0	212,053	130,800	78,850	576,000	34,952	1,378,487

Column (c): Officers received base salary increases for fiscal year 2014.

Column (e): Stock awards made in each year include restricted and deferred stock and performance shares. Restricted and deferred stock is valued at the grant date value of the award. Performance shares are valued based on the probable outcome of the performance conditions using the Monte Carlo simulation methodology as more fully discussed in Note 12 of the Notes to the Consolidated Financial Statements of the company’s Form 10-K. The value of the performance share awards at the FY14, FY13 and FY12 grant dates, respectively, assuming the highest level of performance is achieved would be $1,407,302, $1,586,208 and $1,405,073 for Mr. Teske, $320,746, $352,625 and $317,219 for Mr. Rodgers, $202,819, $243,009 and $236,118 for Mr. Savage, $143,501, $164,424 and $154,674 for Mr. Reitman and $205,306, $241,800 and $227,905 for Mr. Wright.

Column (f): The reported amounts are the grant date values of the awards. The assumptions used in valuing 2014 stock options are stated on page 30 of this proxy statement. Assumptions used in valuing 2013 and 2012 stock options are stated in Note 14 of the Notes to the Consolidated Financial Statements of the company’s Form 10-K.

Column (h): The reported amounts include changes in the present value of pension benefits for the relevant fiscal year. Earnings on account balances in the company’s supplemental defined contribution plan are not included because the applicable interest rate is not above-market or preferential.

Column (i): Amounts include professional fees for financial advice, company matching contributions to 401(k) and nonqualified deferred compensation plans, premiums paid by the company for life insurance, expenses related to an expatriate assignment, and private use of the company plane by the CEO. Of these items, those exceeding $10,000 for fiscal year 2014 include company matching contributions of $39,738 for Mr. Reitman, $39,584 for Mr. Rodgers, $47,406 for Mr. Savage, $126,659 for Mr. Teske and $35,547 for Mr. Wright, life insurance premiums paid by the company totaling $22,162 for Mr. Teske, $13,500 for Mr. Savage and $11,700 for Mr. Wright, expatriate expenses totaling $144,662 for Mr. Reitman, and $15,102 for use of the company plane by Mr. Teske. Dividends on restricted and deferred stock were not included in 2012, 2013 or 2014.

All of the compensation paid to the named executives was calculated and paid pursuant to the company’s compensation and benefit plans rather than the company’s standard change of control agreement.

Cash and Stock Awards

The following tables show cash and stock awards made to the named executives for fiscal year 2014, their outstanding equity awards at the end of fiscal year 2014, and the gains attributable to stock options they exercised or stock awards that vested during fiscal year 2014. The company’s fiscal year 2014 financial statements include expenses associated with stock awards granted in August 2013 and cash awards paid in August 2014.

Cash Award Calculations. The bonus for a participant is calculated at the end of a fiscal year by multiplying the executive’s target bonus by performance factors. Thirty percent of the bonus is the target bonus multiplied by the company performance factor. Seventy percent is the target bonus multiplied by an individual performance factor (with no more than 15% of the bonus attributable to non-quantifiable individual performance factors).

The company performance factor is measured by comparing the company’s actual EVA for a fiscal year to the target EVA for the same year. Target EVA is determined by the Compensation Committee based on the company’s annual operating plan in order to align short-term financial incentives with execution of the plan.

The individual performance factor for each participant is the weighted average of one or more quantifiable or non-quantifiable factors called supporting performance factors. The individual performance factor can be based on the company performance factor (as was the case for all named executive officers for fiscal year 2014), or it can be based on division performance or other performance goals. Supporting performance factors are measured by an achievement percentage continuum that generally ranges from 0% to 200% of the individual goal to be achieved and is enumerated from 0 to 2.0 based on this range. If approved by the Compensation Committee, supporting performance factors do not have a ceiling if they are the same as the company performance factor or if they are based on the EVA of a division of the company.

Once a bonus is calculated and approved by the Compensation Committee, it is paid to the participant in August. There are two caps on the bonus of each participant. One cap, stated in the EVA Plan, is 2x the participant’s target cash award. A second cap, stated in the Incentive Compensation Plan, is $3 million.

Stock Option Calculations. The grant date fair values of stock options were determined using the Black-Scholes model. The exercise price was 110% of the fair market value of the company’s common stock on the grant date, with the market price calculated at the reported closing sales price on the New York Stock Exchange on such dates. The assumptions made in the valuation of options granted in August 2013 include an exercise price of $20.823 per share, a fair market value of the stock on the grant date of $18.93, an option term of five years, an interest rate of 1.57%, a daily stock price volatility of 41.32%, and an expected dividend yield of 2.54%. The options have a two-year exercise period that begins on the third anniversary of their grant date and expires on August 31 five years after their grant date.

Restricted/Deferred Stock Calculations. The number of shares for each award was calculated by dividing the value of the award by the fair market value of the company’s common stock on the grant date of the award. Restricted and deferred stock vests five years after their grant date. The vesting date is not accelerated by early or regular retirement, except in extraordinary circumstances approved by the Compensation Committee. If an executive resigns his or her employment prior to the vesting date, the restricted or deferred stock is forfeited unless forfeiture is waived by the Committee. Cash dividends are paid on restricted stock during the vesting period. Holders of deferred stock awards are credited with additional shares of deferred stock in lieu of cash dividends.

Performance Share Calculations. Performance shares vest three years after their grant date based on the performance of the company’s share price as compared to a comparator group during the performance period. The vesting date is not accelerated by early or regular retirement, except in extraordinary circumstances approved by the Compensation Committee. Dividends declared during the performance period are credited to the participant as additional performance shares subject to the same conditions as the initial award.

GRANTS OF PLAN-BASED AWARDS IN FISCAL YEAR 2014

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity Incentive			Under Equity Incentive
			Plan Awards			Plan Awards
									All Other	All Other
									Stock	Option	Exercise
									Awards:	Awards:	or Base	Grant Date
									Number	Number of	Price of	Fair Value
									of Shares	Securities	Option	of Stock &
	Grant	Approval							of Stock	Underlying	Awards	Option
Name	Date	Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	($/Share)	Awards
(a)	(b)	(c)	($) (d)	($) (e)	($) (f)	(#) (g)	(#) (h)	(#) (i)	(#) (j)	(#) (k)	(l)	($) (m)
T.J. Teske
Cash Award	8/29/14	8/12/14	0	961,000	1,922,000
Stock Option	8/22/13	8/14/13								192,680	20.823	1,000,009
Stock Award	8/22/13	8/14/13							39,620			750,007
Performance Shares	8/22/13	8/14/13				15,848	39,620	79,240				703,651
D.J. Rodgers
Cash Award	8/29/14	8/12/14	0	255,000	510,000
Stock Option	8/22/13	8/14/13								43,930	20.823	227,997
Stock Award	8/22/13	8/14/13							9,030			170,938
Performance Shares	8/22/13	8/14/13				3,612	9,030	18,060				160,373
T.R. Savage
Cash Award	8/29/14	8/12/14	0	261,000	522,000
Stock Option	8/22/13	8/14/13								27,750	20.823	144,023
Stock Award	8/22/13	8/14/13							5,710			108,090
Performance Shares	8/22/13	8/14/13				2,284	5,710	11,420				101,410
W.H. Reitman
Cash Award	8/29/14	8/12/14	0	216,000	432,000
Stock Option	8/22/13	8/14/13								19,650	20.823	101,984
Stock Award	8/22/13	8/14/13							4,040			76,477
Stock Award	12/2/13	10/9/13							3,000			60,240
Performance Shares	8/22/13	8/14/13				1,616	4,040	8,080				71,750
J.C. Wright
Cash Award	8/29/14	8/12/14	0	215,000	430,000
Stock Option	8/22/13	8/14/13								28,130	20.823	145,995
Stock Award	8/22/13	8/14/13							5,780			109,415
Performance Shares	8/22/13	8/14/13				2,312	5,780	11,560				102,653

Column (b): The Grant Date is the day when a cash award was paid to an executive, or stock options, stock awards or performance share awards were issued to an executive.

Column (c): The Approval Date is the day when the Compensation Committee approved an award.

Columns (d) thru (f): The Threshold is the cash award the executive would have received if the performance factor had been 0. The Target is the cash award the executive would have received if the performance factor had been 1. The Maximum is the cash award the executive would have received if the performance factor had been 2 or more.

Columns (g) thru (i): The Threshold is the number of performance shares the executive will receive if the company’s share price is at the 40th percentile of peer group companies at the end of the performance period. The Target is the number of performance shares the executive will receive if the company’s share price is at the 50th percentile, and the Maximum is the number of performance shares the executive will receive if the company’s share price is at or above the 80th percentile.

Column (j): All stock awards were made in restricted stock, except that Mr. Savage’s award was made in deferred stock. Mr. Reitman received an additional grant of restricted stock in December 2013 in connection with his Expatriate Agreement.

OUTSTANDING EQUITY AWARDS AT 2014 FISCAL YEAR-END

	Option Awards				Stock Awards
							Equity	Equity
							Incentive	Incentive Plan
							Plan	Awards
							Awards: No.	Market or
						Market	of Unearned	Payout Value
	No. of	No. of				Value of	Shares,	of Unearned
	Securities	Securities			No. of Shares	Shares or	Units or	Shares, Units
	Underlying	Underlying			or Units of	Units of	Other	or Other
	Unexercised	Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options	Options	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested	Vested	Vested	Vested
(a)	(#) (b)	(#) (c)	($/Share) (d)	(e)	(#) (f)	($) (g)	(#) (h)	($) (i)
T.J. Teske	55,600		36.680	8/13/14	37,710	776,826	16,424	338,334
	43,620		19.734	8/31/14	67,710	1,394,826	15,744	324,326
	140,160		19.877	8/31/15	41,060	845,836	15,848	326,469
		203,640	16.203	8/31/16	39,360	810,816
		186,340	18.850	8/31/17	39,620	816,172
		192,680	20.823	8/31/18
D.J. Rodgers	22,110		19.734	8/31/14	9,260	190,756	3,708	76,385
	26,710		19.877	8/31/15	10,790	222,274	3,500	72,100
		45,960	16.203	8/31/16	9,270	190,962	3,612	74,407
		41,410	18.850	8/31/17	8,750	180,250
		43,930	20.823	8/31/18	9,030	186,018
T.R. Savage	83,700		36.680	8/13/14	21,540	443,724	2,760	56,856
	5,574		19.734	8/31/14	24,630	507,378	2,412	49,687
	62,710		19.877	8/31/15	6,900	142,140	2,284	47,050
		34,240	16.203	8/31/16	6,030	124,218
		28,570	18.850	8/31/17	5,710	117,626
		27,750	20.823	8/31/18
W.H. Reitman	38,040		36.680	8/13/14	17,670	364,002	1,808	37,245
	28,160		19.734	8/31/14	20,160	415,296	1,632	33,619
	51,580		19.877	8/31/15	4,520	93,112	1,616	33,290
		22,420	16.203	8/31/16	4,080	84,048
		19,300	18.850	8/31/17	4,040	83,224
		19,650	20.823	8/31/18	3,000	61,800
J.C. Wright	28,840		36.680	8/13/14	19,070	392,842	2,664	54,878
	24,210		19.734	8/31/14	18,400	379,040	2,400	49,440
	50,510		19.877	8/31/15	6,660	137,196	2,312	47,627
		33,030	16.203	8/31/16	6,000	123,600
		28,410	18.850	8/31/17	5,780	119,068
		28,130	20.823	8/31/18

Column (b): Options that expired on August 13, 2014 vested on August 13, 2007; options that expired on August 31, 2014 vested on August 18, 2012; and options that expire on August 31, 2015 vested on August 17, 2013.

Column (c): Options that expire in 2016 vested on August 16, 2014; options that expire in 2017 will vest on August 14, 2015; and options that expire in 2018 will vest on August 20, 2016. Mr. Savage’s unvested stock options vested in connection with his retirement.

Column (f): All restricted and deferred stock awards to named executives were granted, in descending order as shown in the table, on August 18, 2009, August 17, 2010, August 16, 2011, August 14, 2012 and August 20, 2013, and vest on August 18, 2014, August 17, 2015, August 16, 2016, August 14, 2017 and August 20, 2018 respectively. Mr. Reitman received an additional 3,000 shares of restricted stock on December 2, 2013 in connection with his Expatriate Agreement that vests on December 2, 2018.

Column (g): Based on the $20.60 per share closing price of a share of the company’s common stock as of the last business day of fiscal year 2014.

Column (h) and (i): The amounts in these columns are related to the performance share awards under the Incentive Compensation Plan. Vesting of performance share awards will depend on performance of the company’s stock price relative to a comparator group of companies over a three-year performance period. The performance of the stock price through fiscal year 2014 is below the threshold level for the awards granted in FY12, FY13 and FY14. The amount listed above is based on the threshold value of each award (40% of the target award) multiplied by the $20.60 per share closing price of a share of the company’s common stock as of the last business day of fiscal year 2014. Based on the relative performance of the company’s stock price during the three-year performance period that ended in June 2014, the fiscal year 2012 performance share awards did not vest.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR 2014

	Option Awards		Stock Awards
	No. of		No. of
	Shares	Value	Shares	Value
	Acquired	Realized	Acquired	Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name (a)	(#) (b)	($) (c)	(#) (d)	($) (e)
T.J. Teske	47,900	90,479	14,620	275,953
D.J. Rodgers	0	0	3,540	66,818
T.R. Savage	47,756	130,756	4,265	80,502
W.H. Reitman	15,000	48,252	7,100	134,013
J.C. Wright	18,800	53,429	11,510	217,251

Pensions and Other Benefits

The company provides officers with pension benefits under a defined benefit retirement plan and a supplemental retirement plan. The present value of these benefits and certain other information for each named executive is shown in the following table.

PENSION BENEFITS FOR FISCAL YEAR 2014

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)
T.J. Teske	B&S Retirement Plan		$496,000
	B&S Supplemental Executive Retirement Plan		3,980,000

	Total	18.10	4,476,000	0
D.J. Rodgers	B&S Retirement Plan		118,000
	B&S Supplemental Executive Retirement Plan		330,000

	Total	7.60	448,000	0
T.R. Savage	B&S Retirement Plan		968,000
	B&S Supplemental Executive Retirement Plan		2,521,000

	Total	22.29	3,489,000	0
W.H. Reitman	B&S Retirement Plan		826,000
	B&S Supplemental Executive Retirement Plan		1,800,000

	Total	21.38	2,626,000	0
J.C. Wright	B&S Retirement Plan		609,000
	B&S Supplemental Executive Retirement Plan		1,551,000

	Total	19.60	2,160,000	0

The amounts in the preceding table show the present value of accumulated benefits as of June 30, 2014. The amounts were calculated using RP2000 male mortality rates and a discount rate of 4.40%. Material assumptions used in determining values include that the beneficiaries receive life only annuities at the earliest age at which unreduced benefits are payable (age 62 or 30 years of service), and that no beneficiary dies prior to retirement. For more detailed information about this calculation see the Pensions and Other Benefits section of the Compensation Discussion and Analysis.

Messrs. Reitman and Wright are eligible for early retirement under the company’s Retirement Plan and Supplemental Executive Retirement Plan. Early retirement is available to employees who reach age 55 with 10 or more years of service with the company, or who have 30 years of service with the company. If an employee retires between the age of 55 and 62, there is a 4% reduction per year in his or her retirement benefit until age 62. If an employee retires before age 55 with 30 years of service, there is no reduction in the retirement benefit, and such retiree is eligible to continue medical coverage for up to 10 years but not beyond age 65 as long as the retiree pays the same premiums as active employees.

* * * * *

The following table shows contributions and earnings during fiscal year 2014 and fiscal year-end balances in the company’s nonqualified deferred compensation plan for each named executive officer. An executive may defer under the plan up to 75% of his or her salary and bonus, reduced by any deferrals under the company’s 401(k) plan. Company contributions to a participant’s account are described in the Pensions and Other Benefits section of the Compensation Discussion and Analysis. Distributions are made in a single lump sum or 10 annual installments beginning on the later of a participant’s retirement or age 62.

NONQUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2014

Name (a)	Executive Contributions in Last Fiscal Year ($) (b)	Registrant Contributions in Last Fiscal Year ($) (c)	Aggregate Earnings in Last Fiscal Year ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last Fiscal Year End ($) (f)
T.J. Teske	$80,356	$119,161	$102,065	$0	$990,313
D.J. Rodgers	33,252	30,546	25,139	0	258,177
T.R. Savage	26,449	35,506	156,290	0	944,963
W.H. Reitman	19,315	28,666	17,568	0	334,403
J.C. Wright	29,892	25,950	6,766	0	438,229

Column (b): Amounts reported as executive contributions are included in the Salary column of the Summary Compensation Table. These amounts include the following contributions by the executive related to compensation earned in fiscal year 2014 and deferred subsequent to the end of fiscal year 2014: Mr. Teske $80,360, Mr. Rodgers $33,252, Mr. Savage $26,449, Mr. Reitman $16,630, and Mr. Wright $29,892.

Column (c): The company contributed an amount equal to 100% of the executive’s first 2% of contributions of salary and 50% of the executive’s next 4% of contributions of salary. Amounts reported as Registrant Contributions are included in the Other Compensation column of the Summary Compensation Table. These amounts include the following contributions by the company related to compensation earned in fiscal year 2014 and paid subsequent to the end of fiscal year 2014: Mr. Teske $112,479, Mr. Rodgers $28,735, Mr. Savage $35,757, Mr. Reitman $28,874, and Mr. Wright $25,020.

Columns (d) and (f): The aggregate balances include the following amounts that were previously reported as compensation for the named executives in the Summary Compensation Table for previous years: Mr. Teske $534,006, Mr. Rodgers $91,938, Mr. Savage $477,915, Mr. Reitman $133,656, and Mr. Wright $172,432.

AGREEMENTS WITH EXECUTIVES

The company has entered into employment agreements and change of control agreements with each of the executives named in the Summary Compensation Table and an Expatriate Agreement with Mr. Reitman. The principal terms of these agreements are described in the CD&A section of this proxy statement.

Assuming the executives named in the Summary Compensation Table were terminated other than for cause on June 27, 2014 (the last business day of fiscal year 2014), each executive would have been entitled under his employment agreement to continue to receive a base salary through December 31, 2015 (December 31, 2014 in the case of Mr. Savage) and the same medical plan coverage that would have been available to other salaried employees. The aggregate amount of the salary continuation payments that would have been made to each executive are: Mr. Teske $1,356,667, Mr. Rodgers $662,917, Mr. Savage $237,250, Mr. Reitman $559,625 and Mr. Wright $556,542. The value of continued medical plan coverage for each executive would be $16,763 for Messrs. Teske, Rodgers and Wright, $18,483 for Mr. Reitman, and $6,678 for Mr. Savage per year.

The employment agreements terminate upon an executive’s death or disability. In the event of an officer’s disability, the officer will continue to receive compensation for six months following termination, reduced by any disability payments which the officer is entitled to receive. The payments that would have been made to each executive, assuming a termination for disability on June 27, 2014, are as follows: Mr. Teske $440,000, Mr. Rodgers $215,000, Mr. Savage $219,000, Mr. Reitman $181,500 and Mr. Wright $180,500.

The executives are not entitled to a death benefit under their employment agreements, but the company’s executive life insurance program provides life insurance equal to two times the executive’s annual base salary if the executive dies while employed by the company and $400,000 when the executive dies after retirement. The death benefits that would have been paid with respect to each executive, assuming the executive died on June 27, 2014, are as follows: Mr. Teske $1,760,000, Mr. Rodgers $860,000, Mr. Savage $876,000, Mr. Reitman $726,000 and Mr. Wright $722,000.

An executive’s termination of employment due to death or disability results in the immediate vesting of all stock options, restricted stock and deferred stock. For performance shares, the award will be paid on a pro rata basis. Restricted stock and deferred stock are not forfeited in the event of an executive’s retirement, but continue to vest in accordance with the terms of the grants to which they relate. An executive who retires may request that the Compensation Committee vest the executive’s options upon retirement, and such a request is normally granted. In addition, the Committee may allow performance shares to be forfeited on retirement or may authorize payment to the executive at the end of the performance period of all or a portion of the award. The value of the unvested stock options, restricted stock, deferred stock and performance shares for each executive as of June 27, 2014 was Mr. Teske $6,005,087, Mr. Rodgers $1,283,272, Mr. Savage $1,676,299, Mr. Reitman $1,295,517 and Mr. Wright $1,522,219, based upon the same assumptions used to calculate change of control payments.

If the change of control agreements had become effective on June 27, 2014, the officers named in the Summary Compensation Table would have been entitled to receive the following amounts:

CHANGE IN CONTROL PAYMENTS

Name	Severance Payment	Pension Enhancements	Outplacement Services	Tax Gross-Up	Early Stock Vesting	Other Benefits	Total
T.J. Teske	$5,302,803	$183,000	$12,000	$5,958,204	$6,005,087	$320,712	$17,781,806
D.J. Rodgers	1,883,118	46,000	12,000	1,625,455	1,283,272	106,908	4,956,753
T.R. Savage	2,210,955	118,000	12,000	1,999,628	1,676,299	126,420	6,143,302
W.H. Reitman	1,906,635	93,000	12,000	1,625,305	1,295,517	109,182	5,041,639
J.C. Wright	1,865,820	99,000	12,000	1,766,730	1,522,219	123,483	5,389,252

The Pension Enhancements values in the preceding table show the increase in the present value of each named executive’s accumulated retirement benefit under the company’s non-qualified retirement plan if a defined change of control had occurred on June 27, 2014. The valuation assumes a three-year addition to each executive’s credited years of service, survival of each executive until he reaches the earlier of age 62 or 30 years of service, and payment of a life-only annuity. The valuation is based on the RP-2000 mortality table projected to 2021 and a discount rate of 4.40%.

In the Early Stock Vesting column the value of accelerating the exercise date of stock options was determined for options that were not exercisable on June 27, 2014 but were in the money on that date. The number of such options was multiplied by the difference between the market price of the stock on June 27, 2014 and the exercise price of the options. The value of accelerating the vesting date of restricted and deferred stock was calculated by multiplying the number of such shares that were subject to restrictions on June 27, 2014 by the fair market value of the company’s common stock on that date. For performance shares, the value of the award is calculated as if the performance period ended on the day prior to June 27, 2014, and the award was paid on a pro rata basis; since the performance of the company’s stock price as of June 27, 2014 was below the threshold level for all outstanding performance shares, these awards would not have had any value had a change of control occurred as of June 27, 2014.

The amounts in the Other Benefits column consist of the following for each of the executives named in the Summary Compensation Table:

Name	Deferred Compensation	Life Insurance	Financial Planning	Medical Insurance	Company Plane (a)	Total
T.J. Teske	$86,541	$66,486	$15,000	$32,685	$120,000	$320,712
D.J. Rodgers	40,323	18,900	15,000	32,685	0	106,908
T.R. Savage	46,002	40,500	15,000	24,918	0	126,420
W.R. Reitman	41,769	15,450	15,000	36,963	0	109,182
J.C. Wright	40,698	35,100	15,000	32,685	0	123,483

a)	The Compensation Committee has authorized Mr. Teske as CEO to use the company plane for private use up to 20 hours per calendar year. The purpose of the authorization is to permit Mr. Teske to spend time on company-related business that he would otherwise spend in transit for personal business or vacation. The amount listed in the table represents the estimated incremental cost to the company for three years of benefits under this policy. The estimated cost was derived by multiplying 20 hours/year of plane use by $2,000/hour to cover the cost of fuel, oil and maintenance.

IV. OTHER MATTERS

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors consists of three nonemployee directors. The Committee acts under a written charter adopted by the Board of Directors, which is available on the company’s website. The Board has determined that each member of the Committee is independent under the rules of the U.S. Securities and Exchange Commission (“SEC”) and the New York Stock Exchange, and is an audit committee financial expert under SEC rules.

Management has the primary responsibility for the financial statements, the reporting process and assurance for the adequacy of controls. Briggs & Stratton’s independent auditors are responsible for expressing an opinion on the conformity of the company’s audited financial statements to accounting principles generally accepted in the U.S., and expressing an opinion as to whether the company has maintained effective internal control over financial reporting and whether those controls are effective. The Audit Committee is responsible for monitoring and overseeing these processes on behalf of the Board of Directors.

In this context, the Audit Committee has reviewed and discussed the company’s audited financial statements with management and Deloitte & Touche LLP (“D&T”), the company’s independent auditors. The Audit Committee has discussed with D&T the matters related to the conduct of the audit required to be discussed pursuant to the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 16, “Communication with Audit Committees.” The Audit Committee also discussed with D&T the quality and adequacy of the company’s internal controls, especially those related to financial reporting. In addition, the Audit Committee received from D&T the written disclosures and the letter required by Rule 3526 of the PCAOB, “Communications with Audit Committees Concerning Independence,” regarding the independent auditor’s communication with the Audit Committee concerning independence, and discussed with them matters relating to their independence.

The Audit Committee has discussed with the company’s internal audit director his evaluation of the company’s internal accounting controls and the overall quality of the company’s financial reporting.

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2014 for filing with the SEC.

Submitted by the Audit Committee of the Board of Directors.

Patricia L. Kampling, Chair

Frank M. Jaehnert

Henrik C. Slipsager

INDEPENDENT AUDITORS’ FEES

	2014	2013
Audit Fees	$1,074,500	$882,000
Audit-Related Fees	—	403,000
Tax Fees	328,000	392,000
All Other Fees	5,000	—

Total Fees	$1,407,500	$1,677,000

Audit-Related Fees for 2013 relate to merger and acquisition services pertaining to the December 2012 acquisition of Companhia Caetano Branco.

Tax Fees for 2014 and 2013 include fees for tax compliance reviews and the preparation of tax returns.

The Audit Committee has considered whether the independent auditors’ provision of services other than audit services is compatible with maintaining auditor independence.

CHANGE IN AUDITORS

As previously disclosed, on December 19, 2012 the Audit Committee approved the dismissal of PricewaterhouseCoopers LLP as the company’s independent public accountants and appointed Deloitte & Touche LLP as the company’s independent accountants.

PricewaterhouseCoopers LLP’s report on the company’s consolidated financial statements for fiscal year 2012 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. During fiscal year 2012 and through the date of dismissal of PricewaterhouseCoopers LLP, there were no disagreements between the company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to PricewaterhouseCoopers LLP’s satisfaction, would have caused them to make reference to the subject matter of the disagreement in connection with their reports. During fiscal year 2012 and through the date of dismissal of PricewaterhouseCoopers LLP, none of the reportable events described in Item 304(a)(1)(v) of Regulation S-K occurred, and the company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table presents the names of persons known to Briggs & Stratton to be the beneficial owners of more than 5% of the outstanding shares of its common stock.

Name and Address of	Amount and Nature of		Percent of
Beneficial Owner	Beneficial Ownership		Class
BlackRock, Inc.	4,245,667	(a)	9.3%
40 East 52nd Street
New York, NY 10022
Dimensional Fund Advisors LP	3,419,027	(b)	7.5%
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746
Franklin Resources, Inc.	2,959,810	(c)	6.5%
One Franklin Parkway
San Mateo, CA 94403
Heartland Advisors, Inc.	2,652,891	(d)	5.8%
789 N Water Street
Milwaukee, WI 53202
The Vanguard Group, Inc.	2,790,457	(e)	6.1%
100 Vanguard Blvd.
Malvern, PA 19355

(a)	BlackRock, Inc. reported that as of December 31, 2013 it had sole voting power with respect to 4,065,233 shares and dispositive power with respect to 4,245,667 shares.
(b)	Dimensional Fund Advisors LP reported that as of December 31, 2013 it had sole voting power with respect to 3,353,493 shares and dispositive power with respect to 3,419,027 shares.
(c)	Franklin Resources, Inc. reported that as of December 31, 2013 it had sole voting and dispositive power with respect to 2,959,810 shares.
(d)	Heartland Advisors, Inc. reported that as of December 31, 2013 it had shared voting power with respect to 2,652,891 shares.
(e)	The Vanguard Group, Inc. reports that as of December 31, 2013 it had sole voting power with respect to 67,550 shares and sole dispositive power with respect to 2,725,407 shares and shared dispositive power with respect to 65,050 shares.

Amounts for 5% shareholders are presented as of the date such shareholders reported such holdings in filings under the Securities Exchange Act of 1934 unless more recent information was provided. Beneficial ownership is determined in accordance with SEC Rule 13d-3 for purposes of this Proxy Statement. It is not necessarily to be construed as beneficial ownership for other purposes.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of shares of common stock of Briggs & Stratton by each director, the executive officers named in the Summary Compensation Table, and all directors and executive officers as a group as of August 15, 2014.

				Nature of Beneficial Ownership
	Number			Sole	Shared	Sole
	of Shares		Percent	Voting and	Voting and	Voting
	Beneficially		of	Investment	Investment	Power
Directors and Executive Officers	Owned		Class	Power	Power	Only
James E. Humphrey	14,106	(a)	*	14,106	0	0
Frank M. Jaehnert	0		*	0	0	0
Patricia L. Kampling	14,106	(a)	*	14,106	0	0
Keith R. McLoughlin	30,246	(a)	*	30,246	0	0
William H. Reitman	206,850	(b)	*	153,380	0	53,470	(d)
David J. Rodgers	153,821	(b)	*	106,721	0	47,100	(d)
Thomas R. Savage	272,174	(b)(e)	*	272,174	0	0
Henrik C. Slipsager	14,051	(a)	*	14,051	0	0
Charles I. Story	34,127	(a)	*	33,015	1,112	0
Todd J. Teske	1,324,799	(b)(c)	2.9	499,339	600,000	225,460	(d)
Brian C. Walker	34,391	(a)	*	34,391	0	0
Joseph C. Wright	206,879	(b)	*	150,969	0	55,910	(d)
All directors and current executive officers as a group (18 persons including the above named persons)	2,431,048	(a)(b)(c)(d)(e)	5.2

*	Less than 1%.
(a)	Includes deferred shares and common share units acquired through deferral of director fees under the Deferred Compensation Plan for the following Directors: Mr. Humphrey 14,106 deferred shares, Mr. McLoughlin 29,846 deferred shares, Mr. Slipsager 4,051 deferred shares, Mr. Story 31,625 deferred shares, Mr. Walker 31,991 deferred shares and Ms. Kampling 14,106 deferred shares.
(b)	Includes shares issuable pursuant to stock options exercisable within 60 days of August 15, 2014 for Mr. Reitman 140,200 shares, Mr. Rodgers 94,780, Mr. Savage 242,544 shares, Mr. Teske 443,020 shares, Mr. Wright 136,590 shares and all directors and current executive officers as a group 1,030,972 shares.
(c)	Includes 600,000 shares in the Briggs & Stratton Corporation Foundation, Inc. Mr. Teske shares beneficial ownership through joint voting and investment power.
(d)	Certain executive officers hold shares of restricted stock (included in the table above) over which the holders have sole voting but no investment power as indicated: Mr. Reitman 53,470 shares, Mr. Rodgers 47,100 shares, Mr. Teske 225,460 shares, Mr. Wright 55,910 shares and all directors and current executive officers as a group 522,900 shares.
(e)	Certain executive officers also hold deferred shares of the company common stock under the company’s Incentive Compensation Plan as indicated: Mr. Savage 58,773 shares and all directors and current executive officers as a group 46,726 shares. Deferred shares are intended to reflect the performance of company common stock and are payable in common stock, but these shares have no voting rights and are not included in the number of shares reflected in the “Number of Shares Beneficially Owned” column in the table above. The company lists them in this footnote because they represent an additional economic interest in the officers tied to the performance of company common stock.

This beneficial ownership information is based on information furnished by the directors and executive officers. Beneficial ownership is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 for purposes of this proxy statement. It is not necessarily to be construed as beneficial ownership for other purposes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Briggs & Stratton directors, certain officers, and persons who beneficially own more than 10% of Briggs & Stratton common stock to file reports of their ownership of Briggs & Stratton common stock and of changes in such ownership with the U.S. Securities and Exchange Commission. Based on the information provided by the reporting persons, the company believes that all applicable reporting requirements for fiscal year 2014 were accomplished in a timely manner.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives aggregate information under all equity compensation plans of Briggs & Stratton as of June 29, 2014.

Number of securities
			Weighted average		remaining available for
	Number of securities to		exercise price of		future issuance under
	be issued upon exercise		outstanding		equity compensation plans
	of outstanding options,		options, warrants		(excluding securities
Plan Category	warrants and rights		and rights		reflected in 1st column)
Equity compensation plans approved by security holders	5,237,616	(1)	$24.39	(2)	889,601	(3)
Equity compensation plans not approved by security holders	—		n/a		—
Total	5,237,616		$24.39		889,601

(1)	Represents options, restricted stock, deferred stock and performance shares granted under the Briggs & Stratton’s Stock Incentive Plan and Incentive Compensation Plan. Of this amount, 1,590,120 were awarded under the Briggs & Stratton Stock Incentive Plan, which terminated effective October 29, 2004. The remaining 4,297,776 awards were granted under the Briggs & Stratton Incentive Compensation Plan, which was approved by shareholders on October 29, 2004 and on October 21, 2009. Performance shares included in this number are the maximum number of shares that could be issued.
(2)	Weighted average exercise price relates only to stock options.
(3)	Represents securities available for future issuance under the Briggs & Stratton Incentive Compensation Plan. The calculation counts one option as a single share, a share of restricted or deferred stock as 2.91 shares, and a target award of a performance share as 2.91 shares in accordance with Section 3 of the Plan.

ANNUAL REPORT TO THE SECURITIES AND EXCHANGE

COMMISSION ON FORM 10-K

Briggs & Stratton is required to file an annual report on Form 10-K with the Securities and Exchange Commission. A copy of Form 10-K for the fiscal year ended June 29, 2014 accompanies this proxy statement. Requests for additional copies should be directed to Toni Van Etta, Office of the General Counsel and Corporate Secretary, Briggs & Stratton Corporation, P.O. Box 702, Milwaukee, Wisconsin 53201.

SHAREHOLDER PROPOSALS

Proposals that shareholders intend to present at the 2015 annual meeting must be received at Briggs & Stratton’s principal executive offices no earlier than June 27, 2015 and no later than July 22, 2015, in order to be presented at the meeting and must be in accordance with the requirements of the Bylaws of Briggs & Stratton. Shareholder proposals must be received by May 8, 2015 to be considered for inclusion in the proxy material for that meeting under the SEC’s proxy rules.

BY ORDER OF THE BOARD OF DIRECTORS

BRIGGS & STRATTON CORPORATION

Robert F. Heath, Secretary

Wauwatosa, Wisconsin

September 5, 2014

EXHIBIT A

SUMMARY DESCRIPTION OF BRIGGS & STRATTON CORPORATION

2014 OMNIBUS INCENTIVE PLAN

The following is a summary of the principal features of the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan (“2014 Plan”). The summary is not a complete description of all the terms of the 2014 Plan and is qualified in its entirety by reference to the complete text of the 2014 Plan, which is attached to this proxy statement as Exhibit B. To the extent there is a conflict between this summary and the actual terms of the 2014 Plan, the terms of the 2014 Plan will govern.

Administration

The Compensation Committee will have the exclusive authority to administer the 2014 Plan with respect to awards made to our executive officers. The Compensation Committee may at any time appoint a secondary committee of one or more directors to have separate but concurrent authority with the Committee to make awards to eligible individuals. The Compensation Committee may also delegate authority to one or more officers of the company with respect to awards.

For awards that may be granted to directors, the 2014 Plan shall be administered by the non-management directors. For awards that may be granted to appropriate third-party service providers, the 2014 Plan will be administered by the Board of Directors.

The term “plan administrator,” as used in this summary, will mean the Compensation Committee and any delegates with respect to awards granted to our employees, shall refer to all non-management directors with respect to awards granted to directors, and shall refer to the entire Board with respect to awards that may be granted to third-party service providers.

Eligibility

All employees, non-employee directors and certain third-party service providers of the company and its subsidiaries will be eligible to participate in the 2014 Plan. Approximately 5,600 employees, including the current eleven executive officers, nine key managers and each of the company’s non-employee directors, could be eligible to participate in the 2014 Plan. The plan administrator has not made a determination as to which of these eligible individuals will receive awards under the 2014 Plan.

Share Reserve

On October 20, 2004, the company’s shareholders originally approved the Incentive Compensation Plan, under which an aggregate of 8,000,000 shares of common stock (as adjusted for the company’s fiscal 2005 2-for-1 stock split) were authorized and reserved for issuance, and on October 21, 2009, shareholders approved an amendment to the plan that authorized and reserved an additional 2,481,494 shares of common stock. The 2004 plan, the 2009 amendment and amendments approved by the Board of Directors in 2010 are collectively referred to below as the “Existing Plan”. Subject to capitalization adjustments described below, an additional 3,760,000 shares of common stock will be reserved for issuance under the 2014 Plan (plus any shares available for issuance under the Existing Plan as of the date of the Annual Meeting), all of which may be granted pursuant to an incentive stock option, as defined below. The shares of common stock issuable under the 2014 Plan may be drawn from shares of our authorized but unissued common stock or from treasury shares (including shares of our common stock that we purchase on the open market or in private transactions).

Share Counting Rules

The number of shares of common stock reserved for issuance under the 2014 Plan will be reduced: (i) on a 1-for-1 basis for each share of common stock subject to a stock option or stock-settled Stock Appreciation Right (“SAR”), and (ii) by a fixed ratio of 2.90 shares of common stock for each share of common stock issued pursuant to any other stock-settled award (other than a stock option or stock-settled SAR).

Any shares of common stock that are withheld by the company or tendered (by either actual delivery or attestation) by a participant (i) to pay the option price of a stock option or (ii) to satisfy tax withholding obligations associated with an award, will not be added back to the share reserve and will not become available for future grants under the 2014 Plan.

Any shares of common stock that were subject to a stock-settled SAR or stock option granted under the Existing Plan or the 2014 Plan that were not issued upon the exercise of such stock-settled SAR or stock option will not be added back to the share reserve and will not become available for future grants under the 2014 Plan.

Any shares of common stock that were purchased by the company on the open market with the proceeds from the exercise of a stock option will not be added back to the share reserve and will not become available for future grants under the 2014 Plan.

Any shares of common stock related to an award granted under the Existing Plan or the 2014 Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of such shares, or are exchanged with the Compensation Committee’s approval, prior to the issuance of such shares, for awards not involving shares of common stock will be added back to the share reserve as one share if such shares were subject to options or SARs, and as 2.90 shares if such shares were subject to awards other than options or SARs.

Individual Limits

Subject to capitalization adjustments, no participant in the 2014 Plan may receive in any calendar year:

•	stock options or SARs for more than 400,000 shares of common stock (this limit applies separately with respect to each type of award);

•	restricted stock, restricted stock units, performance share units and other-stock based awards, in each case that are intended to qualify as performance-based compensation that meets the requirements of Section 162(m) of the Code (“Performance Based Compensation”), for more than 250,000 shares of common stock (this limit applies separately with respect to each type of award) determined as of the date of payout or settlement; or

•	performance units, cash-based awards or other awards that are payable in cash, in each case that are intended to qualify as Performance-Based Compensation, for more than $3,500,000 (this limit applies separately with respect to each type of award) determined as of the date of payout or settlement.

Awards

Under the 2014 Plan, eligible participants may be granted stock options, SARs, restricted stock, restricted stock units, performance share units, performance units and other stock-based awards or cash-based awards. One or more of these awards may also be structured as Performance-Based Compensation. The plan administrator will have complete discretion to determine which eligible individuals are to receive awards, the type of awards to be granted, the time or times when those awards are to be granted, the number of shares subject to each award, the vesting and issuance schedule (if any) to be in effect for the award, the option price or other consideration for the shares of common stock subject to the award, the maximum term for which stock options or SARs are to remain outstanding and the status of any stock option as either an incentive stock option or a non-qualified option under the federal tax laws. In addition, the plan administrator may grant awards that are subject to shareholder approval such as the August 2014 performance share awards described further below.

A description of each type of award follows.

Stock Options

Under the 2014 Plan, the plan administrator may grant awards in the form of an option to purchase shares of common stock (“Stock Options”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (referred to as “Incentive Stock Options”) and other Stock Options that do not meet such requirements (referred to as “Non-Qualified Stock Options”). The applicable award agreement will specify whether a stock option is an Incentive Stock Option or Non-Qualified Stock Option. A Stock Option will grant the holder the right to purchase a specific number of shares of common stock at a fixed price (“Option Price”) over a period not to exceed ten (10) years from the date of the grant.

The Option Price per share may not be less than one hundred (100) percent of the fair market value of a share of common stock on the date a Stock Option is granted.

No grant of an Incentive Stock Option may be made more than ten (10) years after the adoption of the 2014 Plan by the Board.

Each Stock Option will be evidenced by an award agreement that specifies the (i) Option Price, (ii) number of shares of common stock on which the Stock Option is based, (iii) exercise period, (iv) vesting and forfeiture conditions, (v) term, (vi) the impact of a holder’s termination of service with the company, and (vii) other conditions and provisions determined by the plan administrator.

The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the exercise of a Stock Option as it determines advisable.

Stock Appreciation Rights

Under the 2014 Plan, the plan administrator may grant awards in the form of a SAR. A SAR will allow the holder to exercise that right as to a specific number of shares of common stock over a period not to exceed ten (10) years to receive the appreciated value of such shares. The appreciated value is equal to the excess of (i) the fair market value of the shares of common stock as to which the right is exercised (determined as of the date of exercise) over (ii) the aggregate grant price for those shares. The applicable award agreement will specify whether this value will be paid in cash, shares of common stock or a combination of both.

The grant price per share may not be less than one hundred (100) percent of the fair market value per share of common stock on the date the SAR is granted.

The plan administrator may also grant tandem SARs. The exercise of tandem SARs includes the forfeiture of the right to purchase a share of common stock under a related Stock Option. A Tandem SAR is itself cancelled or exercised upon the exercise of the related Stock Option.

Each SAR will be evidenced by an award agreement that specifies the (i) grant price, (ii) number of shares of common stock on which the SAR is based, (iii) exercise period, (iv) vesting and forfeiture conditions, (v) term, (vi) the impact of a holders termination of service with the company, and (vii) other conditions and provisions determined by the plan administrator.

The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the exercise of an SAR as it determines advisable.

Repricing/Cash-Out

The plan administrator may not implement any of the following repricing or cash-out programs without obtaining shareholder approval: (i) a reduction in the Option Price or grant price of any previously granted Stock Option or SAR, (ii) a cancellation of any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower exercise price or grant price, respectively or (iii) a cancellation of any previously granted Stock Option or SAR in exchange for cash or another award if the Option Price of the Stock Option or the grant price of the SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case other than in connection with a change in control or the capitalization adjustment provisions in the 2014 Plan.

Restricted Stock and Restricted Stock Units

Under the 2014 Plan, the plan administrator may grant awards denominated in shares of common stock (“Restricted Stock”) or stock units (“Restricted Stock Units” or “RSUs”) subject to a period in which such shares or units are subject to forfeiture based on discontinued service, the failure to achieve performance criteria, and/or the occurrence of other events as determined by the plan administrator. Each RSU corresponds in value to a single share of common stock. Restricted Stock Units may be paid in cash, shares of common stock or a combination of the two as determined by the plan administrator and set forth in the applicable award agreement. Restricted Stock awards are settled in shares of common stock.

The plan administrator may impose such conditions or restrictions on Restricted Stock or Restricted Stock Units as it deems advisable; provided that the period of restriction may not be less than one year for performance-based awards and not less than three years for an award that is not performance-based. Holders of Restricted Stock will have the same voting rights and dividend rights as holders of shares of common stock unless such rights are expressly limited by the plan administrator in the applicable award agreement. No Restricted Stock Unit will confer any voting rights. The plan administrator will determine and set forth in each applicable award agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on performance-based Restricted Stock or RSUs unless the applicable performance goals are satisfied.

Each grant of Restricted Stock and RSUs will be evidenced by an award agreement that specifies the (i) number of shares of common stock on which the Restricted Stock or RSU is based, (ii) vesting and forfeiture conditions, (iii) the impact of a holder’s termination of service with the company, (iv) timing and form of settlement, and (v) other conditions and provisions determined by the plan administrator.

The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Restricted Stock and RSUs as it determines advisable.

Performance Share Units and Performance Units

Under the 2014 Plan, the plan administrator may grant an award denominated in shares of common stock (“Performance Share Units” or “PSUs”) or denominated in dollar units (“Performance Units” or “PUs”) that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs or PUs earned over a performance period may vary based on the level of achieved performance.

Each Performance Share Unit will have a value that corresponds to the fair market value of a share of common stock. Each Performance Unit will have an initial dollar value as determined in the discretion of the plan administrator. The dollar value of Performance Units may vary based on the level of achieved performance over the applicable performance period. Performance Share Units and Performance Units may payable in the form of cash, shares, or a combination of the two as determined by the plan administrator and set forth in the applicable award agreement.

The plan administrator will determine and set forth in each applicable award agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends equivalents will be paid on PSUs or PUs unless the applicable performance goals are satisfied.

Each grant of PSUs and PUs will be evidenced by an award agreement that specifies the: (i) number of PSUs and PUs granted, (ii) nominal dollar value of each PU, (iii) performance period, (iv) performance goal(s), (v) payout amounts at various levels of achieved performance, (vi) forfeiture conditions, (vii) the impact of a holder’s termination of service with the company, (viii) timing, and form of settlement, and (ix) other conditions and provisions determined by the plan administrator.

The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Performance Share Units and Performance Units as it determines advisable.

Cash-Based Awards and Stock-Based Awards

Under the 2014 Plan, the plan administrator may grant awards, not otherwise described by the terms of the 2014 Plan, that are denominated in cash (“Cash-Based Awards”) or denominated in stock (“Other Stock-Based Awards”). The plan administrator will determine the terms and conditions applicable to each Cash-Based Award and Other Stock-Based Award which may include a vesting requirement based on the completion of a service period with the company or achievement of a specified performance goal(s) and form of payment in shares of common stock, cash or a combination of the two.

Each grant of a Cash-Based Award and Other Stock-Based Award will be evidenced by an award agreement that specifies the (i) initial value or number of such award, (ii) applicable vesting requirements, (iii), forfeiture conditions, (iv) the impact of a holder’s termination of service with the company, (v) timing and form of settlement, and (vi) other conditions and provisions determined by the plan administrator.

The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Cash-Based Awards and Other Stock-Based Awards as it determines advisable.

Section 162(m) Performance-Based Compensation and Performance Measures

The plan administrator may grant awards, other than a Stock Option or Stock Appreciation Right, that are intended to provide compensation solely on account of the attainment of one or more pre-established, objective performance criteria under circumstances that are intended to qualify such compensation as Performance-Based Compensation. The vesting, level of payout, or value of Performance-Based Compensation will be determined by the attainment of one or more goals based on one or more of the performance measures (“Performance Measures”) set forth below:

i.	Book value;

ii.	Cash flow (including, funds from operations);

iii.	Customer Satisfaction;

iv.	Earnings (either in aggregate or on a per-share basis);

v.	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

vi.	Economic value added;

vii.	Expenses/costs;

viii.	Gross or net income;

ix.	Gross or net operating margins;

x.	Gross or net profits;

xi.	Gross or net revenues;

xii.	Inventory turns;

xiii.	Margins;

xiv.	Market share;

xv.	Net income;

xvi.	Operating income;

xvii.	Operational performance measures;

xviii.	Pre-tax Income;

xix.	Productivity ratios and measures;

xx.	Profitability ratios;

xxi.	Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment);

xxii.	Share price (including growth in share price and total shareholder return);

xxiii.	Strategic business objectives (including objective project milestones);

xxiv.	Transactions relating to acquisitions or divestitures; or

xxv.	Working capital.

Any Performance Measure(s) may, as the plan administrator in its sole discretion deems appropriate, (i) relate to the performance of the company or any subsidiary as a whole or any business unit or division of the company or any subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. Subject to certain limitations, the plan administrator also has the authority to provide for accelerated vesting of any award based on the achievement of performance goals pursuant to the Performance Measures specified above.

The plan administrator may provide in any award of Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains and losses that are treated as extraordinary items under Accounting Standards Codification 225, or (h) foreign exchange gains and losses.

The plan administrator retains the discretion to adjust otherwise payable Performance-Based Compensation downward, either on a formula or discretionary basis or any combination, as the plan administrator determines, in its sole discretion. However, the plan administrator shall not have the authority to adjust upward any otherwise payable Performance-Based Compensation.

The plan administrator is under no obligation to structure awards granted under the 2014 Plan to qualify as Performance-Based Compensation and has the express authority to grant awards that do not qualify as Performance-Based Compensation. Additionally, there is no guarantee that an award that is intended to qualify as Performance-Based Compensation under Section 162(m) of the Code will so qualify in any particular circumstance. To maintain flexibility in compensating our executives, the plan administrator reserves the right to use its judgment to grant or approve awards or compensation that is non-deductible when the plan administrator believes such awards or compensation is appropriate.

Shareholder approval of the 2014 Plan will also constitute approval of the material terms of the Performance Measures under the 2014 Plan for purposes of establishing the specific vesting targets for one or more awards under the 2014 Plan that are intended to qualify as Performance-Based Compensation under Section 162(m) of the Code.

Change in Control and Vesting Acceleration

The following paragraphs describe how awards under the 2014 Plan would be affected in the event of a change in control (as defined below), except as otherwise provided in the award agreement or other agreement between the participant and the company.

Definition of Change in Control

A change in control will be deemed to occur if (i) there are certain changes in the composition of our Board of Directors, (ii) any person or group of related persons becomes directly or indirectly the beneficial owner of more than twenty (20) percent of the total combined voting power of our outstanding common stock, (iii) we are acquired in a merger, consolidation, reorganization or similar transaction, or (iv) our shareholders approve (and we subsequently consummate) a complete liquidation, dissolution or sale of substantially all of our assets.

Vesting Acceleration

•	All outstanding Stock Options and SARs will become fully vested and immediately exercisable upon a change in control.

•	All awards, other than Stock Options and SARs, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder shall become fully vested upon a change in control and will be paid in the form specified in the applicable award agreement within thirty (30) days following the effective date of the change in control.

•	All awards, other than Stock Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved and will be settled pro rata, based on the proportion of the applicable Performance Period that lapsed through the date of the change in control and will be paid in the form specified in the applicable award agreement within thirty (30) days following the effective date of a change in control.

•	All other awards not covered not covered by the foregoing will vest and be paid as determined by the plan administrator unless otherwise provided in the applicable award agreement.

Changes in Capitalization

If an equity restructuring causes the per share value of our common stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spinoff, rights offering, recapitalization or otherwise, equitable adjustments will be made to the number of shares available for issuance under the 2014 Plan and to the terms of outstanding awards in a manner designed to preclude any dilution or enlargement of the 2014 Plan and any outstanding awards.

Fair Market Value

For any award made pursuant to the 2014 Plan, the fair market value per share of our common stock as of any date will be deemed to be equal to the closing price of the company’s common stock as reported on the New York Stock Exchange on such date, or determined pursuant to such other method as may be selected by the plan administrator.

Shareholder Rights and Transferability

No participant will have any shareholder rights with respect to the shares subject to a Stock Option or SAR until such participant has exercised the Stock Option or SAR and paid the Option Price for the purchased shares (in the case of Stock Options), and any related withholding taxes. Subject to the terms of the applicable award agreement, a participant will have full shareholder rights with respect to any shares of common stock issued under the 2014 Plan, whether or not the participant’s interest in those shares is vested. A participant will not have any shareholder rights with respect to the shares of common stock subject to a Restricted Stock Unit, Performance Share Unit, Performance Unit or Other Stock-Based Award or Cash-Based Award until that award vests and shares of common stock are actually issued under such awards.

Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction. However, the plan administrator may, in its discretion, determine that any or all awards may be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the plan administrator may deem appropriate; provided, however, that no award may be transferred for value without shareholder approval.

Withholding

The plan administrator may provide holders of awards with the right to have the company withhold cash or a portion of the shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their awards. Alternatively, the plan administrator may allow such individuals to deliver cash or previously acquired shares of our common stock in payment of such withholding tax liability.

Deferral Programs

The plan administrator may structure one or more awards so that the participants may be provided with an election to defer the payment of the compensation associated with those awards for federal income tax purposes.

Clawback and Forfeitures for Cause

The plan administrator may specify in an award agreement that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an award. Upon a participant’s termination of service for cause, the participant will forfeit, as of the date immediately preceding such termination of service, outstanding and unvested Stock Options, SARs, Restricted Stock, RSUs, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards previously granted to the participant.

Amendment and Termination

The Board may, at any time, amend, suspend, or terminate the 2014 Plan in whole or in part. No amendment of the 2014 Plan may result in the “repricing” of any outstanding Stock Options or SARs without shareholder approval. To the extent necessary under any applicable law, regulation, or exchange requirement, no amendment will be effective unless approved by the shareholders of the company. No termination, amendment, or suspension of the 2014 Plan may adversely affect in any material way any award previously granted under the 2014 Plan without the written consent of the award recipient subject to certain exceptions. These exceptions permit the Board or plan administrator to amend outstanding awards to adjust for the occurrence of certain unusual or non-recurring events and to conform to legal requirements with the written consent of the award recipient.

Summary of Federal Income Tax Consequences of Awards Granted under the 2014 Plan

The following is a summary of the United States federal income tax treatment applicable to the company and the participants who receive awards under the 2014 Plan as of the date of this proxy statement. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2014 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2014 Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options

Options granted under the 2014 Plan may be either Incentive Stock Options which satisfy the requirements of Section 422 of the Code or Non-Qualified Stock Options which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options

No taxable income is recognized by the participant upon the grant of an Incentive Stock Option, and no taxable income is recognized for regular tax purposes at the time the Incentive Stock Option is exercised, although taxable income may arise upon exercise for alternative minimum tax purposes. The participant will recognize taxable income in the year in which the shares of common stock acquired upon the exercise of an Incentive Stock Option are sold or otherwise made the subject of certain other dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the related Incentive Stock Option was granted and more than one (1) year after the date such Incentive Stock Option was exercised for those shares. If the sale or disposition occurs before both of these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the acquired shares of common stock over (ii) the Option Price paid for those shares. If there is a disqualifying disposition of the acquired shares of common stock, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the Option Price paid for the shares will be taxable as ordinary income to the participant. Any additional gain recognized upon the disposition will be a capital gain. The company will not be entitled to any income tax deduction if the participant makes a qualifying disposition of the shares.

If the participant makes a disqualifying disposition of the purchased shares, then the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the disqualifying disposition.

Non-Qualified Options

No taxable income is recognized by a participant upon the grant of a Non-Qualified Stock Option. The participant will recognize ordinary income in the year in which the Non-Qualified Stock Option is exercised, equal to the excess of the fair market value of the shares of common stock acquired upon the exercise of the Non-Qualified Stock Option on the exercise date over the Option Price paid for the shares (and subject to any applicable income tax withholding). The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to an exercised Non-Qualified Stock Option.

Stock Appreciation Rights

No taxable income is recognized by a participant upon the grant of a Stock Appreciation Right. The participant will recognize ordinary income in the year in which the Stock Appreciation Right is exercised, in an amount equal to the fair market value of the shares of common stock issued to the participant upon the exercise of the Stock Appreciation Right (or the amount of the cash payment made to the participant upon the exercise of the Stock Appreciation Right) and subject to any applicable income tax withholding. The company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant with respect to an exercised Stock Appreciation Right.

Restricted Stock

No taxable income is recognized by a participant upon the grant of Restricted Stock, unless the participant makes an election to be taxed at the time of grant. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of common stock subject to such grant at such time over the amount, if any, paid for those shares.

If the participant does not make an election to be taxed at the time of grant, the participant will recognize ordinary income when shares of common stock subject to the grant subsequently vest in an amount equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares (and subject to any applicable income tax withholding). Subject to the deductibility limitations of Code Section 162(m), the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant in connection with the vesting of a Restricted Stock Award.

In addition, a participant receiving dividends with respect to Restricted Stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in an amount equal to the dividends paid and the company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Restricted Stock Units

No taxable income is recognized by a participant upon the grant of Restricted Stock Units. The participant will recognize ordinary income in the year in which the RSU grant is settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of the RSUs (or the amount of the cash payment made to the participant upon the settlement of the RSUs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the RSU is settled and paid.

In addition, a participant eligible to receive dividend equivalents with respect to a grant of Restricted Stock Units will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment if made in cash (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). The company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Performance Share Units

No taxable income is recognized by a participant upon the grant of Performance Share Units. The participant will recognize ordinary income in the year in which the PSU grant is settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of the Performance Share Units (or cash paid to the participant upon the settlement of the Performance Share Units) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the PSU is settled and paid.

In addition, a participant eligible to receive dividend equivalents with respect to a grant of Performance Share Units will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). The company will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the participant.

Performance Units

No taxable income is recognized by a participant upon the grant of Performance Units. The participant will recognize ordinary income in the year in which the Performance Units are settled and paid in an amount equal to the cash payment made to the participant upon the settlement of the Performance Units (or the fair market value of the shares of common stock issued to the participant upon the settlement of the Performance Unit) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time the Performance Units are settled and paid.

Other Stock-Based Awards and Cash-Based Awards

The company may grant Other Stock-Based Awards and Cash-Based Awards to participants that are not otherwise described by the above awards. No taxable income is recognized by a participant upon the grant of such awards unless at the time of grant any shares of common stock issued or cash paid to the participant is fully vested and non-forfeitable. In this case, the participant would recognize ordinary income equal to the fair market value of the shares of common stock issued to the participant at the time of grant or the amount of the cash payment made to the participant at the time of grant and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time of grant.

Other Stock-Based Awards and Cash-Based Awards may be subject to vesting and forfeiture provisions. In this case, a participant will not recognize taxable income upon the grant of such awards but will recognize ordinary income in the year in which such awards are settled and paid in an amount equal to the fair market value of the shares of common stock issued to the participant upon the settlement of such awards or the amount of the cash payment made to the participant upon the settlement of such awards and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), the company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the participant at the time such awards are settled and paid.

New Plan Benefits; Awards Subject to Shareholder Approval; Stock Price

The number of awards to be made pursuant to the 2014 Plan is subject to the discretion of the Compensation Committee and therefore cannot be determined with certainty at this time. However, the company anticipates that the Compensation Committee will continue in future years to make annual cash and equity awards as described in the proxy statement.

A total of $1.35 million was paid as cash bonuses under the Existing Plan on August 29, 2014, and a total of 166,880 shares of restricted and deferred stock were awarded on August 19, 2014. In addition, on August 12, 2014, the Compensation Committee approved the grant of the following performance share unit awards, subject to approval of the 2014 Plan by shareholders at the Annual Meeting.

Performance Share Awards
Name	(at Target)
T.J. Teske	$780,000
D.J. Rodgers	184,500
T.R. Savage	0
W.H. Reitman	79,500
J.C. Wright	112,500
Executive officers as a group	1,592,100
Non-executive directors as a group	0
Non-executive employees as a group	604,000

For further discussion regarding the awards, including awards granted to the executive officers named above, see the Compensation Discussion & Analysis section of this proxy statement.

If the 2014 Plan is approved by shareholders, the agreements for the performance share unit awards will be issued after the Annual Meeting, with the number of shares included in each award calculated by dividing the dollar value of the award stated in the preceding table by the fair market value of the company’s stock on the date the award is issued. If the 2014 Plan is not approved by shareholders, the performance share unit awards will become void.

On August 19, 2014, the closing price of our common stock on the New York Stock Exchange was $20.86.

EXHIBIT B

BRIGGS & STRATTON CORPORATION

2014 OMNIBUS INCENTIVE PLAN

BRIGGS & STRATTON CORPORATION

2014 OMNIBUS INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1 Establishment. Effective October 29, 2004, Briggs & Stratton Corporation, a Wisconsin corporation, established the Briggs & Stratton Corporation Incentive Compensation Plan (“Existing Plan”). The Existing Plan was amended and restated effective October 21, 2009 and subsequently amended by the Board of Directors on April 21, 2010. The Existing Plan is hereby amended, restated and renamed the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan (“Plan”), shall become effective upon stockholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.3.

This Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards.

1.2 Purpose of this Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board and whose judgment, interest, and performance are required for the successful operations of the Company.

1.3 Duration of this Plan. Unless sooner terminated as provided herein, this Plan shall terminate ten (10) years from the Effective Date. After this Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions.

Article 2. Definitions

Whenever used in this Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1 “Annual Award Limit” or “Annual Award Limits” have the meaning set forth in Section 4.3.

2.2 “Award” means, individually or collectively, a grant under this Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of this Plan.

2.3 “Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under this Plan, including any amendment or modification thereof, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4 “Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

2.7 “Cause” means, in the judgment of the Committee:

(a)	the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company or one of its Subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Chief Executive Officer (“CEO”) of the Company or the CEO’s delegate which specifically identifies the manner in which the CEO or the CEO’s delegate believes that the Participant has not substantially performed the Participant’s duties, or

(b)	the willful engaging by the Participant in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

2.8 A “Change in Control” means, except as may otherwise be provided in an Award Agreement, the first date on which one of the following events occurs:

(a)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of Stock of the Company (the “outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction described in clauses (i), (ii) and (iii) of paragraph 2.8(c),

(b)	Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the lncumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board,

(c)

Approval by the shareholders of the Company and the subsequent consummation of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination: (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination, or

(d)	Approval by the shareholders of the Company and the subsequent consummation of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) less than 20% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of the Company or such corporation), except to the extent that such Person owned 20% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities prior to the sale or disposition, and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such sale or other disposition of assets of the Company or were elected, appointed or nominated by the Board.

Notwithstanding the foregoing, for purposes of any Award subject to Section 409A of the Code, a Change in Control shall not occur unless such transaction or series of related transactions, constitutes a change in ownership of the Company, a change in effective control of the Company, a change in ownership of a substantial portion of the Company’s assets, each under Section 409A of the Code or otherwise constitutes a change on control within the meaning of Section 409A of the Code; provided, however, if the Company treats an event as a Change in Control that does not meet the requirements of Section 409A of the Code, such Award shall be paid when it would otherwise have been paid but for the Change in Control.

2.9 “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10 “Commission” means the Securities and Exchange Commission.

2.11 “Committee” means for purposes of awards that may be granted to Employees, the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer this Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. The Committee shall be constituted to comply with the requirements of Rule 16b-3 promulgated by the Commission under the Exchange Act, or such rule or any successor rule thereto which is in effect from time to time, Section 162(m) of the Code and any applicable listing or governance requirements of any securities exchange on which the Company’s Shares are listed. For Awards that may be granted to Directors, the Plan shall be administered by the Nonemployee Directors. For Awards that may be granted to appropriate Third-Party Service Providers, the Plan shall be administered by the Board. The term “Committee” shall refer to the Compensation Committee of the Board or such other committee appointed by the Board with respect to awards granted to Employees, shall refer to all Nonemployee Directors with respect to awards granted to Directors, and shall refer to the entire Board with respect to awards that may be granted to Third-Party Service Providers.

2.12 “Company” means Briggs & Stratton Corporation, and any successor thereto as provided in Section 22.21.

2.13 “Covered Employee” means a Participant who, as of the date of vesting and/or payout of an Award, as applicable, is a “covered employee” as defined in Code Section 162(m).

2.14 “Director” means any individual who is a member of the Board of Directors of the Company.

2.15 “Disability” means a mental or physical condition which, in the opinion of the Committee, renders a Participant unable or incompetent to carry out the job responsibilities which such Participant held or tasks to which such Participant was assigned at the time the disability was incurred and which is expected to be permanent or for an indefinite period. With respect to any Award that constitutes deferred compensation under Code Section 409A and is subject to Code Section 409A, the Committee may not find that a Disability exists with respect to the applicable Participant unless, in the Committee’s opinion, such Participant is also “disabled” within the meaning of Code Section 409A.

2.16 “Dividend Equivalent” has the meaning set forth in Section 18.

2.17 “Effective Date” has the meaning set forth in Section 1.1.

2.18 “Employee” means any individual performing services for the Company or a Subsidiary and designated as an employee of the Company or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company or any Subsidiaries. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19 “Fair Market Value” or “FMV” means, as applied to a specific date, the price of a Share that is based on the opening, closing, actual, high, low or average selling prices of a Share reported on any established stock exchange or national market system including without limitation the New York Stock Exchange and the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System on the applicable date, the preceding trading day, the next succeeding trading day, or an average of trading days, as determined by the Committee in its discretion. Unless otherwise specified in an Award Agreement, Fair Market Value shall be deemed to be equal to the closing price of a Share on the New York Stock Exchange, or if no sales of Shares shall have occurred on such exchange on the applicable date the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock exchange or national market system, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Section 409A of the Code and the regulations thereunder.

2.20 “Grant Date” means the date an Award is granted to a Participant pursuant to the Plan by the Committee (or such later date as specified in advance by the Committee) or, in the case of an Award granted to a Non-Employee Director, the date on which such Award is approved by the Board (or such later date as specified in advance by the Board).

2.21 “Grant Price” means the price established at the time of grant of an SAR pursuant to Article 7.

2.22 “Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.23 “Insider” shall mean an individual who is, on the relevant date, an officer (as defined in Rule 16a-1(f) (or any successor provision) promulgated by the Commission under the Exchange Act) or Director of the Company, or a more than 10% Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.24 “Nonemployee Director” means a Director who is not an Employee.

2.25 “Nonqualified Stock Option” means an Award granted pursuant to Article 6 that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.26 “Option” means an Award granted to a Participant pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.27 “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.28 “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of this Plan that is granted pursuant to Article 12.

2.29 “Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.30 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award that does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.31 “Performance Measures” means measures, as described in Section 15.2, upon which performance goals are based and that are approved by the Company’s stockholders pursuant to this Plan in order to qualify Awards as Performance-Based Compensation.

2.32 “Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.33 “Performance Share Unit” means an Award granted pursuant to Article 10.

2.34 “Performance Unit” means an Award granted pursuant to Article 11.

2.35 “Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9. The Period of Restriction shall not be less than one year for Performance-Based Compensation and not less than three years for an Award that is not Performance-Based Compensation.

2.36 “Plan” means the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan, as the same may be amended from time to time.

2.37 “Restricted Stock” means an Award granted pursuant to Article 8.

2.38 “Restricted Stock Unit” means an Award granted pursuant to Article 9.

2.39 “Share” means a share of common stock par, value $0.01 per share, of the Company.

2.40 “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Article 7.

2.41 “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, an interest of more than 50% of the total combined voting power of all classes of stock.

2.42 “Termination of Service” means the following:

(a)	for an Employee, the date on which the Employee is no longer an Employee;

(b)	for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Board;

(c)	for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A, regardless of the reason for the Termination of Service.

2.43 “Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company or a Subsidiary that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company or Subsidiary to render such services.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company or Subsidiary, and all other interested individuals.

3.2 Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)	To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including any conditions upon an award, the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award;

(b)	To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration.

(c)	To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d)	To approve forms of Award Agreements for use under the Plan;

(e)	To determine Fair Market Value of a Share in accordance with Section 2.19 of the Plan;

(f)	To amend the Plan or any Award Agreement as provided in the Plan;

(g)	To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States. Such sub-plans and/or special provisions may take precedence over other provisions of the Plan, but unless otherwise superseded by the terms of such sub-plans and/or special provisions, the provisions of the Plan shall govern;

(h)	To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award;

(i)	To determine whether Awards will be settled in shares of common stock, cash or in any combination thereof;

(j)	To determine whether Awards will provide for Dividend Equivalents;

(k)	To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l)	To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable stockholder approval requirements set forth in Section 21.1 of the Plan;

(m)	To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(n)	To provide, either at the time an Award is granted or by subsequent action, that an Award shall contain as a term thereof, a right, either in tandem with the other rights under the Award or as an alternative thereto, of the Participant to receive, without payment to the Company, a number of Shares, cash or a combination thereof, the amount of which is determined by reference to the value of Shares;

(o)	To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereto including but not limited to forfeiture, vesting and treatment of Awards upon a Termination of Service. However, the Committee may not waive the vesting period of any Award or accelerate the vesting period of any Award except in the case of death, disability, retirement or a change in control or the achievement of performance goals; and

(p)	To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the code, including Code Section 409A.

3.3 Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under this Plan. To the extent permitted by applicable law, the Committee may, by resolution, authorize one or more officers of the Company to do one or both of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; and (b) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to either an Employee who is considered a Covered Employee or an officer (as defined in Rule 16a-1(f)); (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to This Plan and Maximum Awards

4.1 Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.4, the total number of Shares that are available for Awards granted under the Plan or Existing Plan shall be 3,760,000 Shares plus any shares that are available for issuance under the Existing Plan immediately prior to the Effective Date. Such Shares may be authorized and unissued Shares, treasury Shares, or Shares purchased by the Company in the open market, or any combination of the foregoing, as may be determined from time to time by the Board or by the Committee. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of applying the limitation set forth in this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an award of an Option or Stock Appreciation Right and 2.90 Shares for every one (1.00) Share issued in respect of an award other than an award of a Stock Option or Stock Appreciation Right.

4.2 Share Usage. The Committee shall determine the appropriate method for determining the number of Shares available for grant under the Plan, subject to the following:

(a)	Any Shares related to an Award granted under the Plan or Existing Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares, are settled in cash in lieu of Shares, or are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving Shares shall be available again for grant under this Plan.

(b)	Any Shares that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant (i) to pay the Option Price of an Option granted under the Plan or (ii) to satisfy tax withholding obligations associated with an Award granted under the Plan or Existing Plan, shall not become available again for grant under the Plan.

(c)	Any Shares that were subject to a stock-settled SAR or Option granted under the Plan or Existing Plan that were not issued upon the exercise of such stock-settled SAR or Option on or after the Effective Date shall not become available again for grant under this Plan.

(d)	Any Shares that were purchased by the Company on the open market with the proceeds from the exercise of a Stock Option granted under the Plan or Existing Plan shall not become available again for grant under this Plan.

(e)	Any Shares that again become available for grant pursuant to this Section 4.2 shall be added back to the Share limit as one share if such shares were subject to Options or SARs, and as 2.90 shares if such shares were subject to Awards other than Options or SARs.

4.3 Annual Award Limits. Subject to adjustment as set forth in Section 4.4, the maximum number of Shares attributable to Awards that may be granted to a Participant each year shall be subject to the following limits:

(a)	The maximum aggregate number of Shares for which Options or SARs may be granted to any Participant in any calendar year shall be 400,000 Shares (for avoidance of the doubt, this limit applies separately to each type of Award);

(b)	The maximum aggregate number of Shares that may be paid to any Participant in any calendar year under an Award of Restricted Stock, Restricted Stock Units, Performance Share Units or Other Stock Based Awards, in each case that are Performance-Based Compensation, shall be 250,000 Shares determined as of the date of payout (for avoidance of the doubt, this limit applies separately to each type of Award); and

(c)	The maximum aggregate amount that may be paid to any Participant in any calendar year under an Award of Performance Units, Cash-Based Awards or any other Award that is payable in cash, in each case that are Performance-Based Compensation, shall be $3,500,000 determined as of the date of payout (for the avoidance of doubt, this limit applies separately to each type of Award).

4.4 Adjustments. All Awards shall be subject to the following provisions:

(a)	In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the recapitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to stockholders of the Company, or any similar corporate event or transaction (each, a “Corporate Transaction”), the Committee, in order to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan or under particular forms of Award Agreements, the number and kind of Shares subject to outstanding Awards, the Option Price or Exercise Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards. The Committee, in its discretion, shall determine the methodology or manner of making such substitution or adjustment.

(b)	In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any Corporate Transaction, including, but not limited to, modifications of performance goals and changes in the length of Performance Periods, subject to the limitations set forth in Section 15.4. In addition, adjustments may include, without limitation, (i) the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, (ii) the substitution of other property (including, without limitation, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under this Plan or the Shares covered by outstanding Awards including arranging for the assumption, or replacement with new awards, of Awards held by Participants, and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c)	The determination of the Committee as to the foregoing adjustments set forth in this Section 4.4, if any, shall be conclusive and binding on Participants under this Plan.

Article 5. Eligibility and Participation

5.1 Eligibility to Receive Awards. Individuals eligible to participate in this Plan include all Employees, Nonemployee Directors and Third-Party Service Providers.

5.2 Participation in the Plan. Subject to the provisions of this Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3 Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under this Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

Article 6. Stock Options

6.1 Grant of Options. Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of an Option shall be evidenced by an Award Agreement which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

6.2 Option Price. The Option Price for each grant of an Option shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement evidencing such Option; provided, however, the Option Price must be at least equal to 100% of the FMV of a Share as of the Option’s Grant Date, subject to adjustment as provided for under Section 4.4.

6.3 Term of Option. The term of an Option granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4 Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5 Payment of Option Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any exercised Option shall be payable to the Company in accordance with one of the following methods:

(a)	In cash or its equivalent;

(b)	By tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price;

(c)	By a cashless (broker-assisted) exercise;

(d)	By any combination of (a), (b) and (c); or

(e)	Any other method approved or accepted by the Committee in its sole discretion.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.6 Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a)	Special ISO definitions:

(i)	“Parent Corporation” shall mean as of any applicable date a corporation in respect of the Company that is a parent corporation within the meaning of Code Section 424(e).

(ii)	“ISO Subsidiary” shall mean as of any applicable date any corporation in respect of the Company that is a subsidiary corporation within the meaning of Code Section 424(f).

(iii)	A “10% Owner” is an individual who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Parent Corporation or any ISO Subsidiary.

(b)	Eligible employees. An ISO may be granted solely to eligible Employees of the Company, Parent Corporation, or ISO Subsidiary.

(c)	Specified as an ISO. An Award Agreement evidencing the grant of an ISO shall specify that such grant is intended to be an ISO.

(d)	Option price. The Option Price for each grant of an ISO shall be determined by the Committee in its sole discretion and shall be specified in the Award Agreement; provided, however, the Option Price must be at least equal to 100% of the Fair Market Value of a Share as of the ISO’s Grant Date (in the case of 10% owners, the Option Price may not be not less than 110% of such Fair Market Value), subject to adjustment provided for under Section 4.4.

(e)	Right to exercise. Any ISO granted to a Participant shall be exercisable during his or her lifetime solely by such Participant.

(f)	Exercise period. The period during which a Participant may exercise an ISO shall not exceed ten years (five years in the case of a Participant who is a 10% owner) from the date on which the ISO was granted.

(g)	Termination of Service. In the event a Participant has a Termination of Service due to death or Disability, the Participant (or, in the case of death, the person(s) to whom the Option is transferred by will or the laws of descent and distribution) shall have the right to exercise the Participant’s ISO award during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of his death or Disability; as applicable, provided, however, that such period may not exceed one year from the date of such Termination of Service or if shorter, the remaining term of the ISO. In the event a Participant has a Termination of Service for reasons other than death or Disability, the Participant shall have the right to exercise the Participant’s ISO during the period specified in the applicable Award Agreement solely to the extent the Participant had the right to exercise the ISO on the date of such Termination of Service; provided, however, that such period may not exceed three months from the date of such Termination of Service or if shorter, the remaining term of the ISO.

(h)

Dollar limitation. To the extent that the aggregate Fair Market Value of (a) the Shares with respect to which Options designated as Incentive Stock Options plus (b) the shares of stock of the Company, Parent Corporation and any ISO Subsidiary with respect to which other Incentive Stock Options are exercisable for the first time by a holder of such

Incentive Stock Options during any calendar year under all plans of the Company and ISO Subsidiary exceeds $100,000, such Options shall be treated as Nonqualified Stock Options. For purposes of the preceding sentence, (a) Options shall be taken into account in the order in which they were granted, and (b) the Fair Market Value of the Shares shall be determined as of the time the Option or other incentive stock option is granted.

(i)	Duration of plan. No ISO may be granted more than ten years after the earlier of (a) adoption of this Plan by the Board and (b) the Effective Date.

(j)	Notification of disqualifying disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO, such Participant shall notify the Company of such disposition within 30 days thereof. The Company shall use such information to determine whether a disqualifying disposition as described in Code section 421(b) has occurred.

(k)	Transferability. No ISO may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided, however, that at the discretion of the Committee, an ISO may be transferred to a grantor trust under which Participant making the transfer is the sole beneficiary.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of SARs shall be evidenced by an Award Agreement.

7.2 Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the FMV of a Share as of the Grant Date, subject to adjustment as provided for under Section 4.4.

7.3 Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee, in its sole discretion; provided, however, no SAR shall be exercisable later than the tenth anniversary date of its Grant Date.

7.4 Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5 Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6 Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.6, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)	The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

Article 8. Restricted Stock

8.1 Grant of Restricted Stock. Restricted Stock may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2 Nature of Restrictions. Each grant of Restricted Stock shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)	A requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock;

(b)	Restrictions based upon the achievement of specific performance goals;

(c)	Time-based restrictions on vesting following the attainment of the performance goals;

(d)	Time-based restrictions; or

(e)	Restrictions under applicable laws and restrictions under the requirements of any stock exchange or market on which such Shares are listed or traded.

8.3 Issuance of Shares. To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions or restrictions applicable to such Shares have been satisfied or lapse. Shares of Restricted Stock covered by each Restricted Stock grant shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapsed (including satisfaction of any applicable tax withholding obligations), at which time certificates representing such Shares may be transferred to the Participant or such Shares may be evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company as determined in the discretion of the Committee.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.2, each certificate representing Shares of Restricted Stock granted pursuant to this Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion: The sale or transfer of Shares of stock represented by this certificate, whether voluntary, involuntary or by operation of law, is subject to certain restrictions on transfer as set forth in the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan, and in the associated Award Agreement. A copy of this Plan and such Award Agreement may be obtained from Briggs & Stratton Corporation.

8.6 Voting Rights. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.

Article 9. Restricted Stock Units

9.1 Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion. A grant of a Restricted Stock Unit or Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of each Share based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

9.2 Nature of Restrictions. Each grant of Restricted Stock Units shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such conditions and restrictions as are determined by the Committee in its sole discretion and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)	A requirement that a Participant pay a stipulated purchase price for each Restricted Stock Unit;

(b)	Restrictions based upon the achievement of specific performance goals;

(c)	Time-based restrictions on vesting following the attainment of the performance goals;

(d)	Time-based restrictions; and/or

(e)	Restrictions under applicable laws or under the requirements of any stock exchange on which Shares are listed or traded.

9.3 Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares corresponding to any Restricted Stock Units granted hereunder.

9.4 Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares unless otherwise specified in the Award Agreement.

Article 10. Performance Share Units

10.1 Grant of Performance Share Units. Performance Share Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Share Units shall be evidenced by an Award Agreement.

10.2 Value of Performance Share Units. Each Performance Share Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, shall determine the number of Performance Share Units that shall be paid to a Participant.

10.3 Earning of Performance Share Units. After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

10.4 Form and Timing of Payment of Performance Share Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares unless otherwise specified in the Award Agreement. Any Shares paid to a Participant under this Section 10.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 11. Performance Units

11.1 Grant of Performance Units. Subject to the terms and provisions of this Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee, in its sole discretion. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2 Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee, in its sole discretion. The Committee shall set performance goals in its discretion that, depending on the extent to which they are met over the specified Performance Period, will determine the number of Performance Units that shall be settled and paid to the Participant.

11.3 Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made solely by the Committee.

11.4 Form and Timing of Payment of Performance Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash or in Shares or in a combination thereof, as specified in a Participant’s applicable Award Agreement. Any Shares paid to a Participant under this Section 11.4 may be subject to any restrictions deemed appropriate by the Committee.

Article 12. Other Stock-Based Awards and Cash-Based Awards

12.1 Grant of Other Stock-Based Awards and Cash-Based Awards

(a)	The Committee may grant Other Stock-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine, in its sole discretion. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)	The Committee may grant Cash-Based Awards not otherwise described by the terms of this Plan to a Participant in such amounts and upon such terms as the Committee shall determine, in its sole discretion.

(c)	Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement.

12.2 Value of Other Stock-Based Awards and Cash-Based Awards

(a)	Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee, in its sole discretion.

(b)	Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee, in its sole discretion. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met.

12.3 Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement, in cash, Shares or a combination of both as determined by the Committee in its sole discretion.

Article 13. Effect of Termination of Service

Each Award Agreement evidencing the grant of an Award shall provide for the following:

(a)	The extent to which a Participant shall vest in or forfeit such Award following the Participant’s Termination of Service.

(b)	With respect to an Award in the form of an Option or SAR, the extent to which a Participant shall have the right to exercise the Option or SAR following the Participant’s Termination of Service.

The foregoing provisions shall be determined in the sole discretion of the Committee, shall be included in each Award Agreement entered into with each Participant, need not be uniform among all Award Agreements and may reflect distinctions based on the reasons for termination.

Article 14. Transferability of Awards and Shares

14.1 Transferability of Awards. Except as provided in Section 14.2, during a Participant’s lifetime, Options shall be exercisable only by the Participant. Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction; no Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2 Committee Action. The Committee may, in its discretion, determine that notwithstanding Section 14.1, any or all Awards shall be transferable, without compensation to the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the Committee may deem appropriate; provided, however, no Award may be transferred for value without stockholder approval.

14.3 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares.

Article 15. Performance-Based Compensation and Compliance with Code Section 162(m)

15.1 Compliance with Section 162(m). The provisions of the Plan are intended to ensure that all Options and SARs granted hereunder to any Participant who is or may be a Covered Employee at the time of exercise of such Option or SAR qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c) of the Code and that such Options and SARs shall therefore be considered Performance-Based Compensation and this Plan shall be interpreted and operated consistent with that intention. The Committee may designate any Award (other than an Option or SAR) as Performance-Based Compensation upon grant, in each case based upon a determination that (i) the Participant is or may be a Covered Employee with respect to such Award, and (ii) the Committee wishes such award to qualify for exemption from the limitation on deductibility imposed by Section 162(m) of the Code that is set forth in Section 162(m)(4)(c). The Committee shall have the sole authority to specify which Awards are to be granted in compliance with Section 162(m) and treated as Performance-Based Compensation.

15.2 Performance Measures. The performance measures upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to the following Performance Measures:

(a)	Book value;

(b)	Cash flow (including, funds from operations);

(c)	Customer Satisfaction;

(d)	Earnings (either in aggregate or on a per-share basis);

(e)	Earnings before or after either, or any combination of, interest, taxes, depreciation, or amortization (EBITDA);

(f)	Economic value added;

(g)	Expenses/costs;

(h)	Gross or net income;

(i)	Gross or net operating margins;

(j)	Gross or net profits;

(k)	Gross or net revenues;

(l)	Inventory turns;

(m)	Margins;

(n)	Market share;

(o)	Net income;

(p)	Operating income;

(q)	Operational performance measures;

(r)	Pre-tax Income;

(s)	Productivity ratios and measures;

(t)	Profitability ratios;

(u)	Return measures (including return on assets, return on equity, return on investment, return on capital, return on invested capital, gross profit return on investment, gross margin return on investment);

(v)	Share price (including growth in share price and total shareholder return);

(w)	Strategic business objectives (including objective project milestones);

(x)	Transactions relating to acquisitions or divestitures; or

(y)	Working capital.

Any Performance Measure(s) may, as the Committee in its sole discretion deems appropriate, (i) relate to the performance of the Company or any Subsidiary as a whole or any business unit or division of the Company or any Subsidiary or any combination thereof, (ii) be compared to the performance of a group of comparator companies, or published or special index, (iii) be based on change in the Performance Measure over a specified period of time and such change may be measured based on an arithmetic change over the specified period (e.g., cumulative change or average change), or percentage change over the specified period (e.g., cumulative percentage change, average percentage change or compounded percentage change), (iv) relate to or be compared to one or more other Performance Measures, or (v) any combination of the foregoing. The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 15.

15.3 Evaluation of Performance. The Committee may provide in any Award intended to qualify as Performance-Based Compensation that any evaluation of performance may include or exclude the impact, if any, on reported financial results of any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) changes in tax laws, accounting principles or other laws or provisions, (d) reorganization or restructuring programs, (e) acquisitions or divestitures, (f) foreign exchange gains and losses, (g) gains and losses that are treated as extraordinary items under Financial Accounting Standard No. 145 (Accounting Standards Codification 225), or (h) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

15.4 Adjustment of Performance-Based Compensation. Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Committee shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis or any combination, as the Committee determines, in its sole discretion.

15.5 Committee Discretion. In the event that applicable tax or securities laws change to permit Committee discretion to alter the governing Performance Measures or permit flexibility with respect to the terms of any Award or Awards to be treated as Performance-Based Compensation without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 15.2.

Article 16. Nonemployee Director Awards

16.1 Awards to Nonemployee Directors. The Committee shall approve all Awards to Nonemployee Directors. The terms and conditions of any grant of any Award to a Nonemployee Director shall be set forth in an Award Agreement.

16.2 Awards in Lieu of Fees. The Committee may permit a Nonemployee Director the opportunity to receive an Award in lieu of payment of all or a portion of future director fees (including but not limited to cash retainer fees and meeting fees) or other type of Awards pursuant to such terms and conditions as the Committee may prescribe and set forth in an applicable sub-plan or Award Agreement.

Article 17. Effect of a Change in Control

Unless otherwise provided for in an Award Agreement, upon a Change in Control, all then-outstanding Awards shall vest in accordance with paragraphs (a), (b), (c) and (d) below.

(a)	Outstanding Options and SARs. Upon a Change in Control, a Participant’s then-outstanding Options and SARs that are not vested shall immediately become fully vested (and, to the extent applicable, all performance conditions shall be deemed satisfied) and exercisable over the exercise period set forth in the applicable Award Agreement. In addition, the Committee may elect to cancel the Options or SARs and pay the Participant an amount of cash (less normal withholding taxes) equal to the excess of (i) the value, as determined by the Committee, of the property (including cash) received by the holder of a Share as a result of the Change in Control over (ii) the Option Price of such Option or the Grant Price of the SAR, multiplied by the number of Shares subject to such Award. No payment shall be made to a Participant for any Option or SAR if the Option Price or Grant Price for such Option or SAR exceeds the value, as determined by the Administrator, of the property (including cash) received by the holder of a Share as a result of a Change in Control.

(b)	Outstanding Awards, other than Options and SARs, Subject Solely to a Service Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Subsidiary shall become fully vested and shall be settled in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(c)	Outstanding Awards, other than Options and SARs, Subject to a Performance Condition. Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be settled pro rata, based on the proportion of the applicable Performance Period that lapsed through the date of the Change of Control, in cash, Shares or a combination thereof as provided for under the applicable Award Agreement within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A); notwithstanding that the applicable Performance Period, retention period or other restrictions and conditions have not been completed or satisfied.

(d)	Other Awards. Upon a Change in Control, the treatment of a Participant’s then-outstanding Awards that are not vested and that are not subject to paragraphs (a), (b) or (c) above shall be determined in accordance with the applicable Award Agreements or, if such Award Agreements do not specify the treatment of such Awards upon a Change in Control, then the Committee, in its sole discretion, shall determine the treatment of such Awards upon a Change in Control.

Article 18. Dividends and Dividend Equivalents

18.1 Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award granted to the Participant, with such dividends credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award of Restricted Stock as to which vesting depends upon the satisfaction of one or more performance conditions, such dividends shall be subject to the same performance conditions, as the underlying Award. Dividends shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

18.2 Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents to a Participant based on the dividends declared on Shares that are subject to any Award granted to the Participant, with such Dividend Equivalents credited to the Participant as of the applicable dividend payment dates that occur during a period determined by the Committee; provided, however, that in the case of an Award as to which vesting depends upon the satisfaction of one or more performance conditions or solely upon the satisfaction of a service condition, such Dividend Equivalents shall be subject to the same performance conditions or service conditions, as applicable, as the underlying Award. Dividend Equivalents shall be converted to and paid in cash or additional Shares or Awards by such formula and at such time and subject to such limitations as may be determined by the Committee.

Article 19. Beneficiary Designation

Each Participant under this Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under this Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 20. Rights of Participants

20.1 Employment. Nothing in this Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant’s employment with the Company or any Subsidiary at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director or Third-Party Service Provider for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company or any Subsidiary and, accordingly, subject to Articles 3 and 21, this Plan and the benefits hereunder may be amended or terminated at any time in the sole and exclusive discretion of the Board or Committee without giving rise to any liability on the part of the Company, any Subsidiary, the Committee or the Board.

20.2 Participation. No individual shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.

20.3 Rights as a Stockholder. Except as otherwise provided herein, a Participant shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 21. Amendment and Termination

21.1 Amendment and Termination of the Plan and Awards

(a)	Subject to subparagraphs (b) and (c) of this Section 21.1 and Section 21.3 of the Plan, the Board may at any time amend or terminate the Plan or amend or terminate any outstanding Award.

(b)	Except as provided for in Section 4.4, the terms of an outstanding Award may not be amended, without prior stockholder approval, to:

(i)	reduce the Option Price of an outstanding Option or to reduce the Grant Price of an outstanding SAR,

(ii)	cancel an outstanding Option or SAR in exchange for other Options or SARs with an Option Price or Grant Price, as applicable, that is less than the Option Price of the cancelled Option or the Grant Price of the cancelled SAR, as applicable, or

(iii)	cancel an outstanding Option with an Option Price that is less than the Fair Market Value of a Share on the date of cancellation or cancel an outstanding SAR with a Grant Price that is less than the Fair Market Value of a Share on the date of cancellation in exchange for cash or another Award.

(c)	Notwithstanding the foregoing, no amendment of this Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, applicable U.S. federal laws or regulations and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

21.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. Subject to Section 15.4, the Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding on Participants under this Plan. By accepting an Award under this Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 21.2 without further consideration or action.

21.3 Awards Previously Granted. Notwithstanding any other provision of this Plan to the contrary, other than Sections 21.2 and 21.4, no termination or amendment of this Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under this Plan, without the written consent of the Participant holding such Award.

21.4 Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 21.4 to the Plan and any Award without further consideration or action.

21.5 Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under this Plan, in form and/or operation, will constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award will not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period).

Article 22. General Provisions

22.1 Forfeiture Events

(a)	In addition to the forfeiture events specified in Section 22.1(b), the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b)	A Participant’s Termination of Service for Cause shall result in the forfeiture of the Participant’s outstanding and unvested Options, SARs, Restricted Stock, RSUs, Performance Shares, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant as of the date immediately preceding the Participant’s Termination of Service.

22.2 Tax Withholding

(a)	Minimum Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of this Plan but in no event shall such deduction or withholding or remittance exceed the minimum statutory withholding requirements.

(b)	Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, upon the settlement of Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of an Award granted hereunder (collectively referred to as “Share Payment”), the Company, in its discretion, may withhold from the Share Payment the number of Shares having a Fair Market Value on the date the withholding is to be determined equal to the minimum statutory withholding requirement but in no event shall such withholding exceed the minimum statutory withholding requirement.

22.3 Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

22.4 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

22.5 Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

22.6 Requirements of Law. The granting of Awards and the issuance of Shares under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

22.7 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

22.8 Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

22.9 Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under this Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

22.10 Employees Based Outside of the United States. Notwithstanding any provision of this Plan to the contrary, in order to comply with the laws in other countries in which the Company or any Subsidiaries operate or have Employees, Directors or Third-Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Subsidiaries shall be covered by this Plan;

(b)	Determine which Employees, Directors or Third-Party Service Providers outside the United States are eligible to participate in this Plan;

(c)	Modify the terms and conditions of any Award granted to Employees, Directors or Third-Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 22.10 by the Committee shall be attached to this Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

22.11 Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be affected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

22.12 Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any

Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.

22.13 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to this Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

22.14 Retirement and Welfare Plans. Neither Awards made under this Plan nor Shares or cash paid pursuant to such Awards may be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s retirement plans (both qualified and nonqualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a Participant’s benefit.

22.15 Nonexclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

22.16 No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary to take any action that such entity deems to be necessary or appropriate.

22.17 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the state of Wisconsin excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

22.18 Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed by the Committee.

22.19 No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, the Company, Subsidiaries, the Board and the Committee neither represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

22.20 Indemnification. Subject to requirements of the laws of the state of Wisconsin, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under this Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her; provided, however, that he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

22.21 Successors. All obligations of the Company under this Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

BRIGGS & STRATTON CORPORATION P.O. BOX 702 MILWAUKEE, WI 53201-0702

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	M77988-P54954-Z63792 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BRIGGS & STRATTON CORPORATION		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except
1. Election of Directors		☐	☐	☐

Nominees:

01)	Keith R. McLoughlin
02)	Henrik C. Slipsager
03)	Brian C. Walker

The Board of Directors recommends you vote FOR the following proposals:						For	Against	Abstain

2. Ratify Deloitte & Touche LLP as the Company’s independent auditors.						☐	☐	☐

3. Approve, by non-binding advisory vote, executive compensation.						☐	☐	☐

4. Approve the Briggs & Stratton Corporation 2014 Omnibus Incentive Plan.						☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.			☐	☐
			Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M77989-P54954-Z63792

BRIGGS & STRATTON CORPORATION

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING

OF SHAREHOLDERS - OCTOBER 15, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints each of TODD J. TESKE and ROBERT F. HEATH, with power of substitution, attorneys and proxies, to vote all shares votable by the undersigned at the shareholders’ annual meeting of Briggs & Stratton Corporation and at any adjournments. The meeting will be held in Rye, NY on October 15, 2014 at 8:30 a.m. Eastern Daylight Time. My voting directions are on the reverse side of this proxy. I revoke any proxy previously given.

This proxy, when properly executed, will be voted in the manner directed. If no direction is made, the proxy will be voted by the proxies named “FOR” proposals 1, 2, 3 and 4 and in their discretion on any other matters properly brought to a shareholder vote at the meeting.

If the undersigned holds Briggs & Stratton shares in Briggs & Stratton Corporation’s 401(k) Plans or Dividend Reinvestment Plan, this proxy constitutes voting instructions for any shares so held.

(Continued and to be signed on reverse side)